                                                                   EXHIBIT 10.28

               COLLABORATIVE DEVELOPMENT AND MARKETING AGREEMENT

     This Collaborative Development and Marketing Agreement (this "Agreement")
                                                                   ---------
is made as of the Effective Date defined below by and between ZymoGenetics, Inc., a Washington corporation having its principal place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 ("ZGI"), and Ares Trading S.A.,
                                                  ---
a Swiss corporation having offices at Chateau de Vaumarcus, 2028 Vaumarcus, Switzerland ("Serono"), with respect to the following recitals:
              ------

     A. ZGI is engaged generally in the research and development of biopharmaceutical products and has developed and acquired certain intellectual property relating to certain receptors that play a role in one or more autoimmune and/or other diseases.

     B. Serono is engaged generally in the research, development, manufacture, marketing, distribution, and sales of biopharmaceutical products.

     C. Serono and ZGI wish collaboratively to fund and conduct activities focused primarily on discovery and development of one or more new products related to such receptors, securing regulatory approval for marketing thereof, and marketing and co-promotion thereof, in North America and elsewhere worldwide.

     THEREFORE, the parties hereby agree as follows:

                                  ARTICLE ONE

                          Definitions and Terminology

     In addition to other terms defined elsewhere in this Agreement, the following words and phrases shall have the following stated or referenced meanings:

     1.1  "Affiliate" means any company, joint venture, partnership, or other
           ---------
business entity that controls, is controlled by, or is under common control with a party hereto. A business entity shall be deemed to control another business entity if it possesses, directly or indirectly, the power to order or cause the direction, management and policies of such other business entity through the ownership of over fifty percent (50%) of the voting securities of that entity.

     1.2  "Allocated Net Sales" means the [ * ] invoiced by any of Serono or its
           -------------------
Affiliates or Sublicensees for the sale of [ * ], less [ * ] described in [ * ] multiplied by the [ * ], where [ * ] is [ * ] of [ * ] of the [ * ] incorporated into such [ * ] when sold [ * ] in the [ * ], and [ * ] is the [ * ] of the
[ * ]. If the [ * ] incorporated into such [ * ] is not [ * ] in [ * ] in the
[ * ], the [ * ] of the [ * ], for purposes of [ * ], shall be determined by
[ * ] the [ * ] by [ * ], [ * ], where [ * ] is the [ * ] of [ * ] of the [ * ]
when sold [ * ] in [ * ] in the [ * ] and [ * ] is the [ * ] of the [ * ]. If the [ * ] of [ * ] the [ * ] the [ * ] when [ * ] in [ * ] in the [ * ] can be determined, the [ * ] of the [ * ], for purposes of [ * ], shall be [ * ] by
[ * ]. The [ * ] that shall be used as [ * ] of the [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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for a particular [ * ] as described in this section shall be determined [ * ], during [ * ], and such [ * ] shall be used for such purpose during all applicable [ * ] for that [ * ]. The [ * ] of a [ * ] shall be calculated using data from sales made during the entire immediately preceding calendar year.

     1.3   "Alternative Ligand" means any [ * ] other than [ * ] that is or
            ------------------
becomes [ * ] (based on at least preliminary data) to act [ * ].

     1.4   "Alternative Receptor" means any [ * ] other than [ * ] that is or
            --------------------
becomes [ * ] (based on at least preliminary data) to act on [ * ] or [ * ].

     1.5   "Background Technology" means the Serono Background Technology and
            ---------------------
the ZGI Background Technology.

     1.6   "BCMA" means the receptor described in International Patent
            ----
Application [ * ].

     1.7   "Calendar Quarter" means each three (3) month period commencing
            ----------------
January 1, April 1, July 1, or October 1.

     1.8   "CEO" means the Chief Executive Officer of each party, except that in
            ---
the case of Serono it shall mean the Chief Executive Officer of S.A.

     1.9   "cGMP" means the legal and regulatory requirements established from
            ----
time to time by the FDA for current Good Manufacturing Practices for human pharmaceutical products and such standards of good manufacturing practice as are required by other Regulatory Authorities, to the extent such standards are not less stringent than cGMP standards promulgated by the FDA.

     1.10  "Combination Product" means [ * ] that comprises a [ * ] that are not
            -------------------
Licensed Products.

     1.11  "Commercial Use" means use for a revenue-generating purpose,
            --------------
inclusive of samples intended for promotional purposes, and does not mean use for purposes such as research, development or clinical testing conducted in conjunction with obtaining Regulatory Approval.

     1.12  "Commercialization Contacts" means the persons appointed by each
            --------------------------
party to serve as contact persons between the parties from time to time in relation to a Commercialization Team, if any. Subject to Section 3.3, the parties' initial Commercialization Contacts shall be designated, respectively, by each party within thirty (30) days following Initiation of Phase III Clinical Trials for a Licensed Product. Each party shall promptly notify the other party of any substitution of other personnel as its Commercialization Contact.

     1.13  "Commercialization Plan and Budget" means the detailed written
            ---------------------------------
description of approved promotional, co-promotional, marketing, and sales activities with respect to a Licensed Product in North America, together with a budget therefor, approved or to be approved by Steering Committee Action.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.14  "Commercialization Team" means a committee to be formed as provided
            ----------------------
in Section 3.3, two (2) members of which shall be the Commercialization Contacts. The number of members of the Commercialization Team may be increased from time to time by Steering Committee Action. While the parties need not be equally represented in number of members on the Commercialization Team, the Commercialization Team will be co-led by the two (2) Commercialization Contacts.

     1.15  "Contractor" means a Third Party or an Affiliate to which a party
            ----------
desires to subcontract any portion of its Development Tasks or North American Co-Promotion Tasks, to the extent permitted pursuant to this Agreement. For purposes of this Agreement, payments to a Contractor that is an Affiliate of the payor shall be limited to the applicable costs described in Exhibit 1.20 or
Exhibit 1.46.

     1.16  "Controls" and "Controlled" mean that the entity referenced has the
            --------       ----------
ability to exploit and to license or sublicense the right to exploit the referenced technology or rights, as provided for in this Agreement, without (assuming the timely payment of all applicable royalties) violating any intellectual property rights of a Third Party or the terms of any agreement or other arrangement with any Third Party.

     1.17  "Declined Product" means any Licensed Product, which, at the time of
            ----------------
the grant of a sublicense pursuant to Section 10.6, is not subject to a Development Project.

     1.18  "Declined Product Sublicensing Revenues" means [ * ] of whatever type
            --------------------------------------
or character [ * ] including any and all [ * ] but excluding that portion of any such consideration [ * ]. If and to the extent such [ * ] includes [ * ] shall include [ * ].

     1.19  "Derivative" means a composition or material that is derived [ * ] in
            ----------
one or more steps from any compositions or materials that are part of the [ * ] and that has or is intended to have [ * ]. Notwithstanding the above[ * ] will not be considered Derivatives.

     1.20  "Development Costs" means those costs incurred or otherwise borne or
            -----------------
to be borne by the parties or their Affiliates or Contractors in accordance with the Development Plan and Budget and in the course of the Development Project, as more fully described in Exhibit 1.20. The Development Costs shall be accounted for by each party in accordance with the cost accounting principles described in
Exhibit 1.20.

     1.21  "Development Plan and Budget" means the detailed written description
            ---------------------------
of the parties' and their Contractors' respective Development Tasks, together with a budget therefor, approved or to be approved by Steering Committee Action.

     1.22  "Development Project" means, as to any Licensed Product, the project
            -------------------
contemplated under this Agreement and directed at the development, manufacture, testing and registration of such Licensed Product in the Territory excluding Japan. A Development Project for a particular Licensed Product shall end either upon the Regulatory Approval for such Licensed Product, upon termination of the post-launch clinical studies or market surveillance for such Licensed Product as described in Section 1.24(g) or otherwise as provided in Section 1.23.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.23  "Development Project Term" means the period from the Effective Date
            ------------------------
until the date when the last Development Project in effect for any Licensed Product has terminated and the last of any development projects for the Licensed Product in Japan has terminated; provided, however, that if no Licensed Product has received Regulatory Approval on or before the fifteenth anniversary of the Effective Date, the "Development Project Term" shall end at such anniversary; provided, however, that: (a) any Development Project, or development project for the Licensed Product in Japan, then in effect shall continue until one or more parties terminates its roles and responsibilities thereunder either pursuant to Section 4.8 or otherwise, and the Development Project Term shall be extended accordingly; and (b) the Development Project Term may, for purposes of
Section 2.l, be extended by approval of both the parties hereto in their discretion.

     1.24  "Development Tasks" means those activities and responsibilities of
            -----------------
each party that will be part of the Development Project, as more fully described from time to time in the Development Plan and Budget. The Development Tasks shall include with respect to a particular Licensed Product, as more fully described in the Development Plan and Budget:

     (a)  preparation for [ * ];

     (b) preclinical [ * ] performed in preparation for the [ * ] surveillance [ * ] all other applicable regulatory obligations [ * ] animal subjects;

     (c)  [ * ] of, and obtaining [ * ] including [ * ];

     (d)  [ * ] for activities under the [ * ];

     (e)  [ * ];

     (f)  preparation and [ * ];

     (g)  [ * ] as to specific indications, as required or agreed [ * ];

     (h) [ * ] by one party hereunder to the other party [ * ] but not in any event less stringent than [ * ] and to the appropriate [ * ] with respect to [ * ] arising during the [ * ] for such [ * ] and associated with such [ * ] or any [ * ]; and

     (i) such other activities, regardless of [ * ] that are [ * ] as determined by [ * ] in order to obtain [ * ].

Unless the parties agree otherwise, [ * ] shall have the primary responsibility for the [ * ] described in [ * ] provided, however, that the parties hereto shall [ * ] covered by any of the inventions or technologies [ * ] and shall give [ * ] to such [ * ] provided it is able and willing [ * ] under terms and conditions [ * ] to the parties hereto than the terms and conditions under which [ * ] is able and willing to [ * ].

     1.25  "Discovered Antibody" means an antibody to a [ * ].
            -------------------

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.26  "Distributor" means a person or entity, including any cooperative or
            -----------
group, involved in the acquisition of Licensed Products for distribution either to other such persons or entities or to End Users, and who does not require, and is not granted, any sublicense under any of the Project Technology or the Background Technology (other than implied sublicenses to use and sell such Licensed Products, by virtue of such Distributor's acquisition of the Licensed Products from a person or entity authorized to sell them).

     1.27  "Effective Date" means August 30, 2001.
            --------------

     1.28  "Election Not to Co-Fund" means either (a) an election by ZGI made
            -----------------------
pursuant to Section 5.2 or Section 5.6 that ZGI will not, or will no longer, fund and bear any of the North American Commercialization Costs with respect to a particular Licensed Product or (b) an election by Serono made pursuant to
Section 5.6 following the end of the Product Term for a Licensed Product in North America (determined under Section 1.60 without regard to Section 5.6) that Serono will no longer fund and bear any of the North American Commercialization Costs with respect to that Licensed Product.

     1.29  "Election Not to Co-Promote" means an election by ZGI made pursuant
            --------------------------
to Section 5.1 that ZGI will not participate in North American Co-Promotion Tasks with respect to a particular Licensed Product.

     1.30  "End Use" means the retail sale, distribution or administration of a
            -------
Licensed Product by a pharmacy or other pharmaceutical dispensary or health practitioner to a patient. "End User" means such pharmacy, dispensary or
                             --------
practitioner.

     1.31  "Europe" means countries that are, at the relevant time, member
            ------
countries of the European Union, together with Switzerland and Norway; provided, however, that for purposes of Section 7.2, an event that occurs in or with respect to "Europe" shall mean any such event in or with respect to (a) [ * ], or (b) [ * ].

     1.32  "Exclusivity Period" means, with respect to each Licensed Product:
            ------------------

     (a) with respect to any country of the European Union (and any other country in the Territory in which applicable law would restrict the permissible duration of a period of exclusivity to the life of applicable patents), the period during the Product Term for such Licensed Product, until the Patent Expiration Date in such country with respect to the Patent Claims under Patent Rights in or to the ZGI IP or the Joint Project Technology applicable to such Licensed Product, or, if later, until all ZGI IP and Joint Project Technology applicable to such Licensed Product has been disclosed without restriction to the public (but, in this case, the Exclusivity Period will not last longer in such country than [ * ] years from the first Commercial Use of such Licensed Product in any country in the European Union unless and to the extent that European law or rules permit a longer such period of exclusivity); and

     (b)   with respect to any other country, the Product Term.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.33  "Exhibit" means an exhibit explicitly referenced as such in this
            -------
Agreement. All such Exhibits are by such references incorporated into this Agreement as if fully set forth herein.

     1.34  "Existing Third Party Agreement" means any Third Party Agreement
            ------------------------------
existing on the Effective Date and listed in Exhibit 1.34.

     1.35  "FDA" means the United States Food and Drug Administration or any
            ---
successor agency vested with administrative and regulatory authority to approve testing and marketing of human pharmaceutical or biological therapeutic or diagnostic products in the United States.

     1.36  "Ig Fusion Technology" means the Patent Rights for the items listed
            --------------------
in Exhibit 1.36.

     1.37  "IND" means an Investigational New Drug application, or its non-U.S.
            ---
equivalent, filed with a Regulatory Agency.

     1.38  "Information" means:  (a) all unpublished scientific and technical
            -----------
information received by a party from the other party pursuant to this Agreement, or so received prior to the Effective Date but in contemplation of this Agreement; and (b) all trade secrets or information relating to the business affairs or finances of the disclosing party or its Affiliates, or of their suppliers, agents, distributors, licensees or customers, designated confidential and disclosed in tangible form by the disclosing party to the other party pursuant to this Agreement.

     1.39  "Initiation" of Phase I, Phase II or Phase III Clinical Trials means
            ----------
the first administration of a Licensed Product to a patient in any such trial.

     1.40  "Known Ligand" means [ * ] or [ * ].
            ------------

     1.41  "Licensed Product" means any product intended for use in humans that
            ----------------
(a) [ * ] and (b) either (i) the manufacture, use, sale, offer to sell or import of which, in the absence of a license granted under this Agreement or ownership thereof, would directly or indirectly infringe one or more Patent Claims under any Patent Rights in or to any [ * ]; or (ii) the research, development, formulation, composition or manufacture of which was performed with the use of or incorporates the [ * ]; or (iii) the development of which was in part funded by ZGI under this Agreement. Unless and to the extent a [ * ] is made the subject of an agreement pursuant to [ * ] in connection with a product intended for use in [ * ] that incorporates [ * ] is outside the scope of [ * ] and any such product shall [ * ].

     1.42  "Licensed Product Trademarks" means any trademark adopted or used by
            ---------------------------
Serono to designate a Licensed Product anywhere in the Territory, together with all rights therein to the extent applicable to particular jurisdictions.

     1.43  "Marketing Region" means each of North America, Europe and Japan.
            ----------------

     1.44  "Net Sales" of a Licensed Product means the sum of:
            ---------

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (a)  the gross amount invoiced by [ * ] for the sale of [ * ]:

          (i) any direct or indirect [ * ] including [ * ] on account of [ * ] or on account of [ * ];

          (ii)   any [ * ] including those imposed by [ * ];

          (iii)  applicable [ * ] to the extent specifically included in [ * ];

          (iv) any [ * ] and any [ * ] to the extent specifically included in the [ * ]

          (v)    amounts [ * ] with respect to [ * ];

          provided, however, that

                 (A)  the transfer of [ * ] between [ * ] and another entity
                      [ * ] other than for [ * ] shall not be considered a [ * ] in such cases, [ * ] hereunder shall be determined using the [ * ] allowed under this Section; and

                 (B) if a [ * ] is used or disposed of by [ * ] in the provision of a commercial service, or is [ * ] or otherwise [ * ] in a transaction that is [ * ] to a person or entity who is [ * ] then for purposes of this definition[ * ] in such transaction shall be deemed to [ * ] or [ * ] in such transaction [ * ] by the seller to persons or entities who are [ * ] during the then-current [ * ] less the [ * ]

     (b)  the [ * ] into which such [ * ] is incorporated.

     1.45  "North America" means Canada and the United States of America.
            -------------

     1.46  "North American Commercialization Costs" means those costs incurred
            --------------------------------------
or otherwise borne or to be borne by [ * ] in connection with the [ * ] or in accordance with the applicable [ * ] with respect to the [ * ] of a [ * ] as more fully described in Exhibit 1.46. The North American Commercialization Costs shall be accounted for by each party in accordance with the cost accounting principles described in Exhibit 1.46.

     1.47  "North American Co-Promotion Tasks" means those tasks with respect to
            ---------------------------------
the co-promotion of a Licensed Product in North America, as more fully described from time to time in an applicable Commercialization Plan and Budget. Unless and until ZGI makes an Election Not to Co-Promote or an Election Not to Co-Fund, the North American Co-Promotion Tasks will include, as more fully described in the applicable Commercialization Plan and Budget:

     (a) the preparation of [ * ] the dissemination of [ * ] and/or the engagement of [ * ] all of which [ * ] shall, to the extent not [ * ] and subject to [ * ] feature the [ * ] and the [ * ] which [ * ] shall be given [ * ] with [ * ] in such [ * ];

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (b) the deployment [ * ] in North America from [ * ] to be assigned and coordinated by [ * ] in a manner considered [ * ]; and

     (c) designing and conducting one or more [ * ] for the parties' [ * ], and, subject to the terms and conditions set forth in [ * ] arrange for the [ * ] and [ * ] regarding the [ * ].

     1.48  "Patent Claim" means a claim of any unexpired granted Patent Rights
            ------------
that have not: (a) lapsed, been disclaimed, withdrawn, canceled, or abandoned or admitted to be invalid or unenforceable; (b) been finally rejected or held invalid by a decision of a patent-granting authority beyond right of review or appeal; or (c) been held invalid or unenforceable in an unappealable decision of a court or competent body having jurisdiction (including a decision which was appealable, but which was not timely appealed).

     1.49  "Patent Contacts" means the patent practitioners appointed by each
            ---------------
party to serve as contact persons between the parties from time to time in relation to patent matters under this Agreement. The parties' initial Patent Contacts shall be designated, respectively, by each party within thirty (30) days following the Effective Date. Each party shall promptly notify the other party of any substitution of other personnel as its Patent Contact(s).

     1.50  "Patent Country" means, with respect to particular Patent Rights, the
            --------------
country in which such Patent Rights are pending or granted.

     1.51  "Patent Defense and Enforcement Costs" means all internal and
            ------------------------------------
external costs associated with the enforcement of Patent Rights against actual or suspected infringers, defense of Patent Rights against attacks on their validity, or defense of a Licensed Product against Third Party claims of patent infringement.

     1.52  "Patent Expiration Date" means, on a Patent Country-by-Patent Country
            ----------------------
basis, the first date on which no Patent Claims exist within such Patent
Country.

     1.53  "Patent Prosecution Costs" means all internal and external costs
            ------------------------
associated with the preparation (of applications and otherwise), filing, prosecution, maintenance, conduct of opposition or interference proceedings under or with respect to Patent Rights.

     1.54  "Patent Rights" means:  (a) patent applications; (b) all provisional,
            -------------
divisional, continuation (in whole or in part) or substitute applications with respect to any of the applications described in (a); (c) all non-U.S. applications based on the applications described in (a) or (b); (d) all issued or granted patents resulting from any of the applications described above; and
(e) all issued or granted reissue, re-examination, renewal or extension patents, supplementary protection certificates, and confirmation or registration patents or patents of addition based on any of the patents described in (d).

     1.55  "Phase I Clinical Trials" means human clinical trials intended to
            -----------------------
obtain initial data regarding the safety of a Licensed Product, whether constituting Phase I trials in the United States or similar trials in any other part of the Territory.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.56  "Phase II Clinical Trials" means human clinical trials intended to
            ------------------------
study the safety, dose range and efficacy of a Licensed Product that do not constitute Phase III Clinical Trials of such Licensed Product, whether constituting Phase II trials in the United States or similar trials in any other part of the Territory.

     1.57  "Phase III Clinical Trials" means human clinical trials intended to
            -------------------------
determine the statistical efficacy and safety of a Licensed Product and which are intended to be the final stage of clinical testing prior to and in support of the filing of a PLA, whether constituting Phase III trials in the United States or similar trials in any other part of the Territory.

     1.58  "PLA" means a Product License Application, a Biologics License
            ---
Application or a non-U.S. equivalent of either filed with a Regulatory Agency.

     1.59  "Product Team" means the committee described in Section 3.2, two (2)
            ------------
members of which shall be the Project Contacts. The Product Team may have any number of other members as may be nominated from time to time by either or both of ZGI and Serono and approved as Product Team members by Steering Committee Action. While the parties need not be equally represented in number of members on the Product Team, the Product Team will be co-led by the two (2) Project Contacts.

     1.60  "Product Term" except as is otherwise provided in Section 5.6, means
            ------------
with respect to each Licensed Product in each country in the Territory or the ZGI Territory, if any, the period from the Effective Date until the later of:

     (a) the last Patent Expiration Date in such country with respect to the Patent Claims under Patent Rights in or to the [ * ], as applicable to such Licensed Product; and

     (b) the expiration of [ * ] years following the first Commercial Use of such Licensed Product in such country;

provided, however, that if as of the [ * ] anniversary of the Effective Date, such Patent Expiration Date has occurred in such country, and there has been no Commercial Use of such Licensed Product in such country, then the Product Term as to such Licensed Product shall end on such [ * ] anniversary of the Effective Date.

     1.61  "Project Contacts" means the persons appointed by each party to serve
            ----------------
as contact persons between the parties from time to time in relation to the coordination of research and development efforts under this Agreement. The parties' initial Project Contacts shall be designated, respectively, by each party within thirty (30) days following the Effective Date. Each party shall promptly notify the other party of any substitution of other personnel as its Project Contact.

     1.62  "Project Technology" means all inventions, discoveries, know-how,
            ------------------
methods, processes, data, information, technology, research tools, compositions, tangible materials (including nucleic acids, peptides, vectors, proteins, assays, and the like) and formulas that are invented, discovered, developed or otherwise generated by either party, their respective Affiliates

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

or both parties jointly during and in the course of a Development Project conducted pursuant to this Agreement and co-funded pursuant to Article Four, and all Patent Rights, trade secrets, and other intellectual property rights therein and thereto anywhere in the world. Project Technology invented, discovered, developed or otherwise generated by Serono and its Affiliates is the "Serono
                                                                      ------
Project Technology." Project Technology invented, discovered, developed or
------------------
otherwise generated by ZGI and its Affiliates is the "ZGI Project Technology."
                                                      ----------------------
Project Technology that is jointly invented, discovered, developed or otherwise generated by Serono and ZGI or their respective Affiliates is the "Joint Project
                                                                   -------------
Technology." The parties shall follow the principles of inventorship under U.S.
----------
patent law in order to determine the party that invented, discovered, developed or otherwise generated any item of Project Technology.

     1.63  "Reasonable Commercial Efforts" means the exertion on a substantially
            -----------------------------
continuous basis of efforts as would normally be devoted to the applicable task by commercial parties with similar resources to those of the applicable party, where such parties are highly motivated to accomplish such task to the maximum extent practicable, taking into account, without limitation, consideration of the anticipated safety and efficacy of a subject product, its likely competition, the strength of its proprietary position, regulatory factors, and other scientific, medical and commercial factors. Reasonable Commercial Efforts will not mean that a party commits that it will actually accomplish the applicable task, or that it will devote thereto efforts or resources beyond those that a prudent commercial enterprise would devote, even though remaining motivated to do so as described above.

     1.64  "Regulatory Agency" means (a) the FDA or (b) any regulatory body with
            -----------------
similar regulatory authority in any other jurisdiction anywhere in the world.

     1.65  "Regulatory Approval" means the authorization by an appropriate
            -------------------
Regulatory Agency to market and sell a Licensed Product in a jurisdiction, including, to the extent required, any governmental pricing approval for such Licensed Product in such jurisdiction; provided, however, that with respect to jurisdictions in which the government is the primary provider of insurance, or otherwise pays, for prescription drugs to consumers, the authorization for Regulatory Approval shall include approval of government price reimbursement levels, unless the Licensed Product is distributed without such reimbursement authorization.

     1.66  "Research Materials" means any tangible materials that are delivered
            ------------------
by one party to the other (or to the other's Contractors) either (a) as part of the delivering party's Background Technology for use in the Development Project or that are developed in the course of the Development Project and are provided by either party to the other as part of the Project Technology or (b) for use in connection with any Development Task, even though such materials are not themselves part of the Background Technology or Project Technology, such as [ * ], and other reagents and materials to be used in comparative studies such as toxicology studies.

     1.67  "Rest of World" means all countries of the world except those within
            -------------
North America.

     1.68  "S.A." means Serono S.A., a Swiss corporation having offices at Case
            ----
Postale 11, CH-1267 Vich-Coinsins, Switzerland.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     1.69  "Senior Executives" means one or more executive officers of a party
            -----------------
or its Affiliates (other than members of the Steering Committee), who have direct reporting responsibility to the CEO of that party, and who are appointed from time to time by the CEO of that party, to conduct one or more of the dispute resolution processes described in Section 18.1 hereof.

     1.70  "Serono Background Technology" means (a) any inventions, discoveries,
            ----------------------------
know-how, methods, processes, data, information, technology, research tools, compositions, formulas and tangible materials Controlled by Serono or its Affiliates that (i) as of the Effective Date, Serono knows or should know (based on at least preliminary data) to be necessary, (ii) other than Project Technology, are actually used by Serono or its Affiliates, during and in the course of the Development Project, or (iii) are included in Serono Background Technology by consent of the Controlling party pursuant to Section 4.2, in any case for the development, manufacture or use of Licensed Products, including the technology listed in Exhibit 1.70 hereto (the "Serono Technology"); (b) other
                                               -----------------
than Project Technology, any and all improvements to the Serono Technology, to the extent invented, discovered, developed or otherwise generated by Serono or its Affiliates during any Development Project Term and prior to the time, if any, at which Serono has elected to terminate its roles and responsibilities with respect to all Development Projects pursuant to Section 4.8; and (c) all Patent Rights, trade secrets, and other intellectual property rights anywhere in the world in and to any of the Serono Technology and improvements described in
(a) or (b) of this Section.

     1.71  "Serono IP" means the Serono Project Technology, the Serono
            ---------
Background Technology, and the Serono Production Technology.

     1.72  "Serono Production Technology" means the most current form of any and
            ----------------------------
all technology, know-how, biological materials, and reagents Controlled by Serono that are actually applied by Serono or its Affiliates to the scale up or manufacture of a Licensed Product under or in connection with this Agreement, to the extent such technology is useful for the, manufacture of the Licensed Product, and all Patent Rights, trade secrets, and other intellectual property rights anywhere in the world therein and thereto.

     1.73  "Steering Committee" means a committee of six (6) members, three (3)
            ------------------
of whom will be designated in writing by each of ZGI and Serono. The parties' respective representatives on the initial Steering Committee shall be designated by the parties within thirty (30) days following the Effective Date. If at any time a vacancy occurs (whether due to death, disability, resignation, removal by a party of its designee by written notice to the other party, or otherwise), the vacancy will be filled as soon as is reasonably practicable by designation by the party that originally designated the prior incumbent. In the meantime, the Steering Committee shall continue to function with its remaining members, provided that any Steering Committee Action described in subsection 1.74(a) will continue to require the consent of at least four (4) members.

     1.74  "Steering Committee Action" means an official act, decision, or
            -------------------------
ruling of the Steering Committee, which shall require in each case that at least one (1) of the following applies:


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (a) a minimum of [ * ] of the Steering Committee have consented thereto, where such consent is given either in writing (including by email or facsimile) or by vote at a meeting of the Steering Committee and subsequently entered into the minutes of such meeting;

     (b) at least [ * ] of the Steering Committee have consented thereto (in the manner described above), and have further put the matter before [ * ] as described in [ * ] and the act, decision, or ruling has received the [ * ];

     (c) the parties' [ * ] have put the matter before the parties' [ * ] as described in [ * ] and the act, decision, or ruling has either (i) received the [ * ] of the [ * ] of [ * ] or (ii) with respect to (A) matters that relate solely to [ * ] of a [ * ], or (B) matters that relate solely to the [ * ] following an [ * ], has received the written approval [ * ]

     (d) [ * ] pursuant to [ * ] results in the adoption of the act, decision, or ruling as constituting [ * ].

A Steering Committee Action may include the rescinding or amendment of any prior Steering Committee Action.

     1.75  "St. Jude License Agreement" means that certain License Agreement
            --------------------------
with St. Jude Children's Research Hospital, as listed in Exhibit 1.34 as a Third Party Agreement, as amended.

     1.76  "Sublicensee" means a Third Party to whom Serono or ZGI has extended
            -----------
a sublicense consistent with Article Ten.

     1.77  "TACI" means the receptor described in International Patent
            ----
Application [ * ].

     1.78  "Term" shall have the meaning set forth in Section 17.1.
            ----

     1.79  "Territory" means the world, unless and until any country or
            ---------
countries are removed from the Territory and made part of the ZGI Territory as provided herein, in which case "Territory" means the remainder of the world other than such country or countries.

     1.80  "Third Party" means any person or entity other than ZGI, Serono, or
            -----------
their respective Affiliates.

     1.81  "Third Party Agreement" means any agreement entered into with a Third
            ---------------------
Party by either ZGI, Serono, or their respective Affiliates, or any amendment thereto, whereby royalties, fees or other payments are to be made to the Third Party based on (a) exploitation of intellectual property rights of the Third Party or (b) the provision of products, materials or services sourced from the Third Party, where (a) and/or (b) are used in the course of the research, development or manufacturing, marketing, distribution or sales of a Licensed Product, or whereby any other


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

restrictions, limitations or conditions are imposed on making, using, selling, offering for sale, importing, or otherwise exploiting any Licensed Product.

     1.82  "Third Party Commercial Use Fees" means [ * ] paid or payable by
            -------------------------------
[ * ] or their respective [ * ] with respect to [ * ] pursuant to a [ * ].

     1.83  "Third Party Development Fees" means [ * ] paid or payable by [ * ]
            ----------------------------
or their respective [ * ] in connection with a [ * ] pursuant to a [ * ].

     1.84  "United States of America" or "United States" means the United States
            ------------------------      -------------
of America and its territories and possessions, including the Commonwealth of Puerto Rico.

     1.85  "ZGI Background Technology" means (a) any inventions, discoveries,
            -------------------------
know-how, methods, processes, data, information, technology, research tools, compositions, formulas and tangible materials Controlled by ZGI or its Affiliates that (i) as of the Effective Date, ZGI knows or should know (based on at least preliminary data) to be necessary, (ii) other than Project Technology, are actually used by ZGI or its Affiliates, during and in the course of the Development Project, or (iii) are included in ZGI Background Technology by consent of the Controlling party pursuant to Section 4.2, in any case for the development, manufacture or use of Licensed Products, including the technology listed in Exhibit 1.85 hereto (the "ZGI Technology"); (b) other than Project
                                    --------------
Technology, any and all improvements to the ZGI Technology, to the extent invented, discovered, developed or otherwise generated by ZGI or its Affiliates during any Development Project Term and prior to the time, if any, at which ZGI has elected to terminate its roles and responsibilities with respect to all Development Projects pursuant to Section 4.8; and (c) all Patent Rights, trade secrets, and other intellectual property rights anywhere in the world in and to any of the ZGI Technology and improvements described in (a) or (b) of this Section. Notwithstanding the foregoing, the Ig Fusion Technology shall not be deemed to fall within the term "ZGI Background Technology".

     1.86  "ZGI IP" means the ZGI Project Technology and the ZGI Background
            ------
Technology.

     1.87  "ZGI Territory" means such country or countries, if any, that is or
            -------------
are removed from the Territory and made part of the ZGI Territory as provided herein.

     1.88  Certain Terminology.  Where words and phrases are used herein in the
           -------------------
singular, such usage is intended to include the plural forms where appropriate to the context, and vice versa. The words "including", "includes" and "such as"
                                            ---------    --------
are used in their non-limiting sense and have the same meaning as "including without limitation" and "including but not limited to". References to Articles, Sections, subsections, and clauses are to the same with all their subparts as they appear in this Agreement. "Herein" means anywhere in this Agreement.
                                 ------
"Hereunder" and "hereto" means under or pursuant to any provision of this
----------       ------
Agreement.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                  ARTICLE TWO
                   Scope and Exclusivity of the Collaboration

     2.1  Exclusivity.    Except as otherwise provided herein, ZGI and Serono
          -----------
agree to work exclusively with each other (and each other's Contractors, if any) during the Development Project Term with respect to the discovery and development of products [ * ] that incorporate either a [ * ] or a [ * ] or both, whether alone or as part of a [ * ].

     2.2  First Negotiation and First Refusal Rights.
          ------------------------------------------

     (a) Unless and until an [ * ] is made the subject of an agreement pursuant to this Section, the parties acknowledge and agree that [ * ] are not within the scope of their collaboration or the Development Project.

     (b) ZGI hereby agrees, with respect to any known or suspected [ * ] any known or suspected [ * ] and any known or suspected [ * ] known to or suspected by it as of the Effective Date, or discovered by it during the Development Project Term (or that is so known to, suspected by, or so discovered by its Affiliates, to the extent ZGI Controls rights to such [ * ]), that it shall, on or before the [ * ] after the Effective Date, the [ * ] after the identification of a known or suspected [ * ], or the [ * ] after the expiration of any and all prior rights of Novo Nordisk A/S or its Affiliates with respect to such [ * ], whichever occurs last, notify Serono of such [ * ], and concurrently provide to Serono ZGI's reasons for categorizing it as an [ * ] and all data and information then available to ZGI with respect to such [ * ].

     (c) ZGI hereby agrees, with respect to any known or suspected [ * ], any known or suspected [ * ] and any known or suspected [ * ] of which it is required to give notice to Serono under subsection (b) above:

     (i) ZGI will, during the [ * ] following its notice under subsection (b), if requested by Serono, make appropriate representatives available to meet with Serono's representatives to provide a fuller description of the data and information then available to ZGI with respect to such [ * ], and to answer Serono's questions in that regard;

     (ii) ZGI shall engage in good faith negotiations with Serono over a period of at least [ * ] following the end of the [ * ] period described in clause (i) above, in an attempt to reach agreement with Serono (either in a definitive agreement or a mutually signed term sheet which both parties thereafter diligently work to memorialize in a definitive agreement) with respect to the development and commercialization by Serono of one or more products based on or incorporating that [ * ];

     (iii) if no agreement is reached pursuant to clause (ii) above, ZGI hereby agrees that it shall promptly notify Serono if at any time during the Term ZGI or any of its Affiliates desires to grant to any Third Party any right or license in or to such [ * ] anywhere in the Territory, or desires to develop or commercialize one or more


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

           products based on or incorporating such [ * ] anywhere in the Territory, and in that event ZGI shall again engage in good faith negotiations with Serono over a period of at least [ * ] following such notice under this clause, to reach agreement with Serono (either in a definitive agreement or a mutually signed term sheet which both parties thereafter diligently work to memorialize in a definitive agreement) with respect to the development and commercialization by Serono of one or more products based on or incorporating that [ * ]; and

     (iv) if no agreement is reached pursuant to clause (iii) above, ZGI shall give Serono at least [ * ] written notice prior to signing any agreement with any Third Party (either as a definitive agreement or a mutually signed term sheet) with respect to such [ * ] in which agreement ZGI is willing to extend to such Third Party terms that are, in any material respect, more favorable for the Third Party than the terms ZGI was willing to extend to Serono in the course of the negotiations pursuant to clause (iii) above, and it shall afford Serono the opportunity during such notice period to accept and agree to such agreement on such more favorable terms in lieu of such Third Party; provided, however, that if ZGI has not entered into an agreement (either in a definitive agreement or a mutually signed term sheet) with a Third Party pursuant to this clause [ * ], then clause
           (iii) above (and potentially this clause (iv)) shall again be applicable to any right or license in or to such [ * ] which ZGI or any of its Affiliates may thereafter desire to grant to any Third Party anywhere in the Territory.

     (d) Serono hereby agrees, with respect to any known or suspected [ * ], any known or suspected [ * ] or any known or suspected [ * ] known to, or suspected by, it as of the Effective Date, or discovered by it during the Development Project Term (or that is so known to, suspected by, or so discovered by its Affiliates, to the extent Serono Controls rights to such [ * ]) that it shall promptly notify ZGI if at any time during the Development Project Term hereunder Serono or any of its Affiliates desires to grant to any Third Party any right or license in or to such [ * ] in North America. Such notification will include all data and information then available to Serono with respect to such [ * ] and Serono's reasons for categorizing it as [ * ].

     (e) Serono hereby agrees, with respect to any known or suspected [ * ], any known or suspected [ * ] or any known or suspected [ * ] of which it is required to give notice to ZGI under subsection (d) above:

     (i) Serono will, during [ * ] following its notice under subsection (d), if requested by ZGI, make appropriate representatives available to meet with ZGI's representatives to provide a fuller description of the data and information then available to Serono with respect to such [ * ], and to answer ZGI's questions in that regard;

     (ii) Serono shall engage in good faith negotiations with ZGI over a period of at least [ * ] described in clause (i) above, in an attempt to reach agreement with ZGI (either in a definitive agreement or a mutually signed term sheet which both parties thereafter diligently work to memorialize in a definitive agreement) with


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

           respect to the development and commercialization by ZGI of one or more products based on or incorporating that [ * ] for the North American market; and

     (iii) if no agreement is reached pursuant to clause (ii) above, Serono shall give ZGI at least [ * ] written notice prior to signing any agreement with any Third Party (either as a definitive agreement or a mutually signed term sheet) with respect to such [ * ] for the North American market in which agreement, Serono is willing to extend to such Third Party terms that are, in any material respect, more favorable for the Third Party than the terms Serono was willing to extend to ZGI in the course of the negotiations pursuant to clause
           (ii) above, and it shall afford ZGI the opportunity during such notice period to accept and agree to such agreement on such more favorable terms in lieu of such Third Party; provided, however, that if Serono has not entered into an agreement (either in a definitive agreement or a detailed and mutually signed term sheet) with a Third Party pursuant to this clause (iii) [ * ] then clause (ii) above (and potentially this clause (iii)) shall again be applicable to any right or license in or to such [ * ] which Serono or any of its Affiliates may thereafter desire to grant to any Third Party for North America.

                                 ARTICLE THREE
                       Coordination of the Collaboration

     3.1  Steering Committee Role and Responsibilities.
          --------------------------------------------

     (a) The Steering Committee shall be responsible for the overall direction of the parties' collaboration hereunder, including oversight of the Product Team, if any, the Patent Contacts and the Commercialization Team, if any. The responsibilities of the Steering Committee shall include adoption and amendment of the Development Plan and Budget, adoption and amendment of Commercialization Plans and Budgets, if any, and resolution of disputes occurring at the Product Team or Commercialization Team levels or between the parties' respective Patent Contacts. The Steering Committee may on its own initiative and at any time act, or reverse action, within the scope of the Product Team's, Patent Contacts', or Commercialization Team's responsibilities. The Steering Committee shall be guided by the general principle that Development Tasks and North American Co-Promotion Tasks will be allotted to the respective parties, directly or working through one or more Contractors, as shall appear most likely to expedite the timely development and marketing, distribution and sales of Licensed Products hereunder, taking into account as appropriate the parties' respective capabilities, facilities, and personnel, and the timely availability thereof for such purposes. The Steering Committee shall have no oversight with respect to the commercialization of any Licensed Product for which either party has made an Election Not to Co-Fund and all matters relating to the commercialization of such Licensed Product shall be determined by the party that continues to fund such commercialization.

     (b) The Steering Committee shall meet face-to-face at least semi-annually at mutually agreed upon times and locations. Unless otherwise agreed, the location of such meetings will alternate between the parties' headquarters. Either or both of the parties may bring other personnel employed by them or their Contractors to meetings of the Steering Committee as


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

observers or to present data and information relative to the Development Projects; provided that the attendance of employees of a Contractor shall be subject to the consent of the other party, which consent shall not be unreasonably withheld. The Steering Committee shall also address issues as they arise in the interim via telephone conference, videoconference or electronic mail. A written agenda for each face-to-face meeting shall be circulated in advance of the meeting, and written minutes of each meeting shall be taken and shall include the issues discussed and action items, if any, arising from the meeting. Meeting minutes and written summaries of any action taken by way of interim communications shall be promptly submitted (i) to the Project Contacts,
(ii) to all members of the Steering Committee, (iii) to the extent such minutes or action involve Patent Rights, to the Patent Contacts, and (iv) to the extent such minutes or action involve matters related to commercialization of a Licensed Product, to the Commercialization Contacts. Each face-to-face meeting of the Steering Committee shall include a review and approval (or amendment) by Steering Committee Action of minutes from the prior meeting and of all actions taken through interim communications.

     (c) Among its other responsibilities[ * ] shall review and may, by [ * ] approve one or more [ * ] that are proposed to be entered by [ * ] following the [ * ].

     (d) All formal actions of the Steering Committee must be taken by Steering Committee Action as defined herein.

     3.2  Product Team and Project Contacts Roles and Responsibilities.
          ------------------------------------------------------------

     (a) The Product Team, consisting of at least the two (2) Project Contacts, shall be responsible for managing day-to-day research and development activities relating to Licensed Products, in accordance with the Development Plan and Budget. The Product Team shall be responsible for the preparation and submission to the Steering Committee, within [ * ] after the Effective Date, of an initial Development Plan and Budget covering at least [ * ] following the Effective Date. The Product Team shall be disbanded following [ * ] of the Effective Date unless the Steering Committee determines that it should continue to function beyond that time.

     (b) The Product Team shall meet as often as is deemed necessary by the Project Contacts. Such meetings shall take place in person, by videoconference or by telephone conference as mutually agreed by the Project Contacts. There shall be an agenda for each meeting of the Product Team and minutes of each meeting shall be taken and shall include the issues discussed and action items, if any, arising from such meeting. Meeting minutes shall be submitted to the members of the Product Team and the Steering Committee.

     (c) All formal actions of the Product Team must receive the approval of the two (2) Project Contacts, either in writing (including by email or facsimile) or by vote at a meeting of the Product Team, and all formal actions shall subsequently be entered into the minutes of meetings of the Product Team. In the absence of such mutual approval, either Project Contact may by formal written notice to the Steering Committee declare the existence of a dispute at the Project Team level, and thereby request that such dispute be resolved by the Steering Committee.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (d) In addition to the formal activities of the Product Team, each party's Project Contact will also be available throughout the Development Project Term (including, following any disbanding of the Product Team) to answer any reasonable questions from the other party's Project Contact.

     3.3  Commercialization Team and Commercialization Contacts Roles and
          ---------------------------------------------------------------
Responsibilities.
----------------

     (a) A Commercialization Team shall be formed by the Commercialization Contacts, with approval by Steering Committee Action, with respect to any Licensed Product developed in whole or part in the Development Project. Each such Commercialization Team shall be formed within [ * ] following the appointment of the Commercialization Contacts or prior to the [ * ] following the Initiation of Phase III Clinical Trials of such Licensed Product, whichever is later.

     (b) The Commercialization Team shall be responsible for (i) the preparation and submission to the Steering Committee of an initial Commercialization Plan and Budget with respect to a Licensed Product, covering a period of at least [ * ] years following the first Regulatory Approval of such Licensed Product, and, as appropriate from time to time and not less often than annually, for the preparation of proposed updates and amendments to the Commercialization Plan and Budget, to cover a rolling, multi-year period of at least [ * ] years, for submission to the Steering Committee and (ii) planning and coordinating the North American Co-Promotion Tasks of the parties.

     (c) If (i) ZGI makes an Election Not to Co-Promote or (ii) either party makes an Election Not to Co-Fund, with respect to a Licensed Product, the Commercialization Team with respect to that Licensed Product, if any such Commercialization Team shall theretofore have been formed, shall be disbanded. If either party makes an Election Not to Co-Fund with respect to a Licensed Product, no further Commercialization Plans and Budgets need be prepared with respect to that Licensed Product. For so long as ZGI is co-funding the North American Commercialization Costs for a Licensed Product and without regard to the fact that the Commercialization Team with respect to such Licensed Product has been disbanded because ZGI has made an Election Not to Co-Promote, Serono shall continue to prepare and provide to ZGI a Commercialization Plan and Budget and shall make appropriate employees reasonably available to ZGI to review and answer questions regarding such Commercialization Plan and Budget; provided that such Commercialization Plan and Budget shall not be subject to approval by Steering Committee Action.

     (d) The Commercialization Team shall monitor the parties' conduct of the North American Co-Promotion Tasks, in relation to the planned timelines and budgets, including details regarding external costs and internal costs incurred against the budgeted costs. The Commercialization Team shall report any actual or anticipated cost overruns in excess of [ * ] in any budgeted category to the Steering Committee. Likewise, the Commercialization Team shall monitor progress of the marketing, distribution and sales of Licensed Products versus plans and report any actual or anticipated timeline delays to the Steering Committee.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (e) The Commercialization Team shall meet as often as is deemed necessary by the Commercialization Contacts. Such meetings shall take place in person, by videoconference or by telephone conference as mutually agreed by the Commercialization Contacts. There shall be an agenda for each meeting of the Commercialization Team and minutes of each meeting shall be taken and shall include the issues discussed and action items, if any, arising from such meeting. Meeting minutes shall be submitted to the members of the Commercialization Team and the Steering Committee.

     (f) All formal actions of the Commercialization Team must receive the approval of the two (2) Commercialization Contacts, either in writing (including by email or facsimile) or by vote at a meeting of the Commercialization Team, and all formal actions shall subsequently be entered into the minutes of meetings of the Commercialization Team. In the absence of such mutual approval, either Commercialization Contact may by formal written notice to the Steering Committee declare the existence of a dispute at the Commercialization Team level, and thereby request that such dispute be resolved by the Steering Committee.

     (g) In addition to the formal activities of the Commercialization Team, except to the extent that a party duly makes an Election Not to Co-Fund with respect to a Licensed Product or ZGI duly makes an Election Not to Co-Promote, each party's Commercialization Contact will also be available to answer any reasonable questions from the other party's Commercialization Contact.

                                  ARTICLE FOUR
                 Discovery and Development of Licensed Products

     4.1  Research and Development Efforts. Each of the parties shall use its
          --------------------------------
respective Reasonable Commercial Efforts throughout the Development Project Term

     (a) to perform the respective [ * ] allotted to it in the [ * ] and to do so in accordance with the [ * ]; and

     (b) to assist and to cooperate as requested with the other party's [ * ] to do the same as to its own [ * ] under the [ * ].

Each party agrees that Development Tasks shall be established and assigned to expedite the timely and efficient development of Licensed Products hereunder.
In the event ZGI has terminated its roles and responsibilities under a Development Project for a Licensed Product pursuant to Section 4.8, Serono shall use Reasonable Commercial Efforts to expedite the timely development of the Licensed Product.

     4.2  Invention Disclosures; Provision of Information. ZGI shall provide
          -----------------------------------------------
Serono full and prompt disclosure of the ZGI Background Technology and Ig Fusion Technology as required for the development of Licensed Products hereunder. Each party will provide to the other party full and prompt disclosure of any new Project Technology and any new improvements described in subsection 1.84(b), including any invention disclosures submitted to its patent department which disclose such Project Technology or improvements. Each party shall from time to time in


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

the course of performing Development Tasks bring to the attention of the Product Team any inventions, discoveries, know-how, methods, processes, data, information, technology, research tools, compositions, formulas and tangible materials Controlled by a party or its Affiliates that it reasonably believes may be useful for development, manufacture or use of a Licensed Product and any such items may be included in Serono Background Technology or ZGI Background Technology, as appropriate, under reasonable conditions and upon written consent of the Controlling party of each such item. Nothing herein or otherwise shall require any party to disclose information with respect to which such party has an obligation of confidentiality to a Third Party, but each party will exert its Reasonable Commercial Efforts to bring to the attention of the Steering Committee any such Third Party restrictions as may be relevant hereunder.

     4.3  Regulatory Matters.
          ------------------

     (a) Serono shall have the sole right to obtain Regulatory Approvals and approvals to manufacture Licensed Product in the Territory which shall be held by and in the name of Serono or its designees, and Serono shall own all submissions made in connection therewith. All formulary, price, reimbursement or other marketing approvals in the Territory shall also be obtained by and in the name of Serono or its designees.

     (b) Serono shall be the sole contact for and will otherwise take the lead in all interactions with Regulatory Agencies concerning the Licensed Product. ZGI at the request of Serono will supply representatives to meet with Regulatory Agencies, if necessary in view of the Development Tasks assigned to ZGI to obtain or maintain Regulatory Approvals.

     4.4  Selection and Supervision of Personnel. Each party shall be
          --------------------------------------
responsible for the selection and supervision of its personnel who are assigned any Development Tasks pursuant to this Agreement.

     4.5  Development Costs Attributable to Japan. Serono shall fund and shall
          ---------------------------------------
bear one hundred percent (100%) of the costs of any and all tasks that are attributable exclusively to the development, testing or registration of a Licensed Product for Japan or the Japanese market or to seeking Regulatory Approval in Japan, whether or not such tasks are performed wholly or partly outside of Japan and whether or not they are performed by ZGI or Serono.

     4.6  Other Development Costs; Quarterly Accountings. [ * ] of all
          ----------------------------------------------
Development Costs incurred following the Effective Date and pursuant to the Development Plan and Budget, other than those to be borne by Serono under
Section 4.5, shall be funded and borne by Serono, and [ * ] of such Development Costs shall be funded and borne by ZGI, regardless of which party is allocated or performs one or more of the relevant Development Tasks. Each party shall submit to the Product Team at least quarterly (or on such other schedule as may be determined by Steering Committee Action) a written and itemized accounting of the expenditures, costs, and other resources actually devoted by it to the Development Tasks in accordance with the Development Plan and Budget since the last such accounting. Such accountings shall be considered to be Information subject to protection under Article Thirteen. The parties' quarterly accountings will be reviewed and approved in whole or in part (and/or returned in whole or in part to a party for correction or adjustment prior to resubmission) by action of the Product Team. The Product


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Team will notify each party on a quarterly basis of the results of such review by it of the accountings of both parties. To the extent that both parties' accountings for prior expenditures, costs and other resources for the Development Plan and Budget have been so approved, the Product Team will direct by a quarterly invoice (with copies to both parties) that the party which has borne less than its share of the aggregate Development Costs (net of those to be borne by Serono under Section 4.5), taking into account all prior reconciliation invoices under this section, shall reconcile such disparity by paying to the other party an amount sufficient to bring the respective amounts borne by each party, as of the end of the period covered by such accountings, back to the ratio of [ * ]. Any such invoice shall be payable by Serono or ZGI, as the case may be, to the other party hereto in accordance with Article Nine and within [ * ] after receipt of invoice.

     4.7  Third Party Development Fees. No amounts paid to [ * ] shall be
          ----------------------------
allowable as part of the [ * ] borne by a party hereto except to the extent that the same are either paid to a [ * ], paid to [ * ] in the normal course of clinical development (including payments to [ * ] or, except for amounts payable by [ * ] pursuant to [ * ] paid pursuant to a [ * ] that is entered after the [ * ] and with the approval of [ * ] in accordance with [ * ] . All other [ * ] if any (including any such amounts payable by [ * ] under the [ * ] or an [ * ] pursuant to [ * ] shall be borne solely by [ * ] that is party to the [ * ].

     4.8  Early Termination of Development Project Roles and Responsibilities.
          -------------------------------------------------------------------
Either ZGI or Serono may at its election terminate all (but not less than all) of its own roles and responsibilities in and with respect to a Development Project as to a Licensed Product at any time upon [ * ] prior written notice to the other party; provided, however, that any such election by either party at any time after the [ * ] will require prior written notice of [ * ] rather than [ * ]. Any such elective early termination of a party's roles and responsibilities in such Development Project shall have the effects provided in Article Twelve below.

                                  ARTICLE FIVE
            Commercialization of Licensed Products in North America

     5.1  Co-Promotion in North America; Election Not to Co-Promote.
          ---------------------------------------------------------

     (a) Since as a result of its co-promotion of a Licensed Product in North America ZGI would be entitled to participate in decisions regarding promotion of such Licensed Product, [ * ] shall only be entitled to [ * ] if, despite [ * ] having a [ * ] has the ability and commits [ * ] to permit it fully to perform the [ * ] assigned to it by the [ * ] including at a minimum at least [ * ] of the anticipated [ * ] with respect to its primary indication(s). The initial Commercialization Plan and Budget shall set forth in detail the North American Co-Promotion Tasks to be allocated to each of ZGI and Serono. If it is determined by [ * ] excluding for this [ * ] within [ * ] cannot fulfill the [ * ] with respect to a [ * ] allocated to it in the [ * ] shall be deemed to have made an [ * ] with respect to such [ * ]. Neither party shall assign or delegate a [ * ] allocated to it in the [ * ] without [ * ] in favor of such assignment or delegation.

     (b) Subject to subsection (a) above, ZGI and Serono shall co-promote all Licensed Products in North America, as more fully described in the applicable Commercialization Plan


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

and Budget, unless and until ZGI elects, as to one or more Licensed Products, that it will not do so, or that it will no longer do so (an "Election Not to Co-
                                                             -------------------
Promote"). An Election Not to Co-Promote, if any, as to a Licensed Product shall
-------
be made by ZGI by written notice to Serono. Once made, an Election Not to Co-Promote [ * ] without [ * ]. If no Election Not to Co-Promote is made by ZGI prior [ * ] of such Licensed Product, then no such Election Not to Co-Promote may be made by ZGI [ * ] that would have effect prior to the [ * ] following the date [ * ] is obtained in [ * ] for such Licensed Product (and in any event, such an Election Not to Co-Promote must be made, if at all, prior [ * ]. Thereafter, ZGI shall be afforded an opportunity prior [ * ] to make an Election Not to Co-Promote or else to be bound to co-promote pursuant to the applicable
[ * ] for the [ * ].


     5.2  North American Commercialization Costs; Election Not to Co-Fund.
          ---------------------------------------------------------------
Unless and until ZGI elects, as to one or more Licensed Products, that it will not (or that it will no longer) bear any of the North American Commercialization Costs with respect to such Licensed Product (an "Election Not to Co-Fund" by
                                                 -----------------------
ZGI), each of Serono and ZGI shall fund and bear fifty percent (50%) of such North American Commercialization Costs, regardless of which party is allocated or performs one or more of the relevant North American Co-Promotion Tasks. An Election Not to Co-Fund, if any, as to a [ * ] shall be made by ZGI by written notice to Serono. Once made, an Election Not to Co-Fund [ * ] as to a [ * ].
An Election Not to Co-Fund shall not be effective with respect to the [ * ] which it is made, nor as to the immediately following [ * ] but shall become effective with respect to the second full [ * ] following such Election Not to Co-Fund. Unless earlier terminated [ * ] shall terminate upon the date such [ * ] becomes effective.

     5.3  Selection and Supervision of Personnel.  Each party shall be
          --------------------------------------
responsible for the selection and supervision of its personnel who are assigned any North American Co-Promotion Tasks pursuant to this Agreement.

     5.4  Third Party Commercial Use Fees.  No amounts paid to [ * ] shall be
          -------------------------------
allowable as part of the [ * ] borne by a party hereto except to the extent that the same are either paid to a [ * ] or, except for amounts payable by [ * ] pursuant to Section 10.12, are [ * ] paid pursuant to a [ * ] that is entered after the Effective Date and with the approval of the [ * ] in accordance with [ * ]. All other [ * ] including any such amounts payable by [ * ] under the
[ * ] or an [ * ] pursuant to [ * ] if any, shall be borne solely by [ * ] that is party to the applicable [ * ].

     5.5  Quarterly Accounting and Balancing Payments.  Unless and until ZGI
          -------------------------------------------
has made an Election Not to Co-Fund, the Commercialization Team shall develop procedures for, and shall implement and coordinate, quarterly accountings and balancing payments between ZGI and Serono within [ * ] following the end of each Calendar Quarter, such that each of ZGI and Serono, after such balancing payments, will on a net basis at least as current as quarterly, bear fifty percent (50%) of all North American Commercialization Costs.

     5.6  North American Product Term Extension.  Notwithstanding Section 1.60,
          -------------------------------------
the "Product Term" for a Licensed Product in North America shall extend, if
     ------------
later than the end of the period that otherwise would be such term under Section 1.60, until either party makes an Election Not to Co-Fund with respect to that Licensed Product. Upon any such Election Not to Co-Fund

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

by Serono, subsection 12.2(b) shall apply and upon any such Election Not to Co-Fund by ZGI, subsection 12.1(b) shall apply. Any such Election Not to Co-Fund must be made by either party, if at all, by written notice to the other party prior to August 1 of the year prior to the calendar year as to which it shall become effective.

                                  ARTICLE SIX
                       Diligence; Adjustment to Territory

     6.1  Responsibility for Commercialization.
          ------------------------------------

     (a) Serono shall, prior to the effectiveness of an Election Not to Co-Promote or an Election Not to Co-Fund, either directly or through one or more Sublicensees or (subject to Section 5.1(a)) Contractors, exert its Reasonable Commercial Efforts to accomplish the North American Co-Promotion Tasks allocated to it under the applicable Commercialization Plan and Budget. ZGI shall, prior to the effectiveness of an Election Not to Co-Promote or an Election Not to Co-Fund, either directly or (subject to Section 5.1(a)) through one or more Contractors, exert its Reasonable Commercial Efforts to accomplish the North American Co-Promotion Tasks allocated to it under the applicable Commercialization Plan and Budget. Serono shall otherwise, from Regulatory Approval until the end of the Product Term for each Licensed Product, either directly or through one or more Sublicensees or Contractors, exert its Reasonable Commercial Efforts to distribute, market, promote and sell such Licensed Product in all Marketing Regions in the Territory, and shall exert its Reasonable Commercial Efforts to maximize the sales of such Licensed Product in each Marketing Region.

     (b) As the manufacturer and seller of the Licensed Products, Serono shall be responsible for making and booking all sales of the Licensed Product in the Territory. Serono shall also be responsible for making decisions as to the pricing or other terms of sale of the Licensed Products, for handling returns or recalls of the Licensed Product, for interaction with the appropriate Regulatory Authorities with respect to the Licensed Product and for the maintenance and provision to such Regulatory Authorities of records and reports with respect to the Licensed Product as required by applicable law. For North America, so long as ZGI has not made an Election Not to Co-Promote or an Election Not to Co-Fund, Serono shall make such decisions in consultation with the Commercialization Team in accordance with the Commercialization Plan and Budget.

     (c) Without limitation on its other responsibilities hereunder, Serono specifically agrees (subject to Sections 6.3 and 12.2) that it shall, at all times throughout the Product Term applicable to a Licensed Product, exert Reasonable Commercial Efforts to have and maintain adequate and available manufacturing, storage, and shipping facilities; supplies; qualified personnel; regulatory approvals and registrations; and all other resources required to manufacture and supply sufficient quantities of such Licensed Product to meet the then-current and reasonably anticipated marketplace demands for such Licensed Product in all countries in the Territory in which such Licensed Product has received Regulatory Approval, and that Serono shall apply the same to accomplish such manufacture and supply.


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     6.2  Reports of Sales [ * ].  Following Regulatory Approval for a [ * ] and
          -----------------
unless and until [ * ] with respect to such Licensed Product [ * ] shall provide the [ * ] reports of the sales of such [ * ] to be submitted on or before the [ * ], with respect to [ * ] during the preceding [ * ].

     6.3  Early Termination of Commercialization Responsibilities.    Serono may
          -------------------------------------------------------
at its election terminate its roles and responsibilities with respect to the marketing, distribution and sales of a Licensed Product at any time upon [ * ] prior written notice to ZGI. Any such elective termination of such Serono roles and responsibilities shall have the effects provided in Section 12.2 below. Serono may make such election to be effective in [ * ] and not otherwise in the [ * ] provided, however, that if such election to terminate becomes effective in all of the [ * ] it shall be deemed to be effective [ * ]. If Serono's election to terminate its roles and responsibilities with respect to the marketing, distribution and sales of a Licensed Product is effective in [ * ] then:

     (a) [ * ] in which such elective termination by Serono is effective shall thereby be removed from the Territory for such Licensed Product and be added to the ZGI Territory;

     (b)  the provisions of subsections (i), (ii), (iii), (vi), and (viii) in
          Section 12.2(a) shall apply, but only to the extent they are applicable to such Licensed Product [ * ] in which such elective termination by Serono is effective; and

     (c) Serono shall manufacture and supply such Licensed Product to ZGI [ * ] pursuant to subsection (xii) of Section 12.2(a).

                                 ARTICLE SEVEN
                          Initial Fee; Milestone Fees

     7.1  Initial Fee.  In consideration for ZGI's entering into this Agreement
          -----------
and making the license grants hereunder, Serono shall pay to ZGI an initial fee of [ * ] which amount is non-creditable and payable in accordance with Article Nine within [ * ] days after execution and delivery of this Agreement.

     7.2  Milestone Fees.  Serono shall in addition pay to ZGI the following
          --------------
amounts (the "Milestone Fees") with respect to the first Licensed Product that
              --------------
achieves the applicable events (the "Milestones") (such payments to be made only
                                     ----------
once with respect to each such Milestone Fee), which amounts are non-creditable, regardless of whether such Milestone is achieved by Serono, its Affiliates, Sublicensees or any other marketer authorized by Serono (other than where such a Milestone is achieved pursuant to a sublicense granted under Section 10.6 and as to which sublicense royalties are payable as described in Section 8.4):


--------------------------------------------------------------------------------
                Milestone                                Milestone Fee
                ---------                                -------------
--------------------------------------------------------------------------------

                                     [ * ]


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     7.3  Reporting of Milestones; Payment of Milestone Fees.  Serono shall
          --------------------------------------------------
report to ZGI the occurrence of any Milestone within [ * ] following such occurrence, and shall pay the applicable Milestone Fee to ZGI in accordance with Article Nine within [ * ] following the occurrence of the Milestone.

                                 ARTICLE EIGHT
                        Royalty Calculation and Payment

     8.1  Payments to ZGI on North American Net Sales If Co-Fund.  Unless and
          ------------------------------------------------------
until an Election Not to Co-Fund becomes effective for a Licensed Product as described in Section 5.2, Serono shall pay ZGI [ * ] in North America for such Licensed Product during the applicable Product Term.

     8.2  Royalties on North American Net Sales If No Co-Fund.  With respect to
          ---------------------------------------------------
any Licensed Product for which an Election Not to Co-Fund by ZGI is effective, in lieu of [ * ] called for under Section 8.1, Serono shall pay ZGI:

     (a) [ * ] royalties equal to [ * ] during the applicable Product Term in the United States of America or Canada of a Licensed Product whose manufacture, use, sale, offer to sell or import would, without a license or ownership interest, directly or indirectly infringe one or more Patent Claims under any Patent Rights in or to the ZGI Background Technology in such country.

     (b) [ * ] royalties equal to [ * ] during the applicable Product Term in the United States of America or Canada of a Licensed Product whose manufacture, use, sale, offer to sell or import would, without a license or ownership interest, directly or indirectly infringe one or more Patent Claims under any Patent Rights in or to any Project Technology in such country and would not directly or indirectly infringe any Patent Claims under any Patent Rights in or to the ZGI Background Technology in such country.

     (c) Royalties at a rate equal to [ * ] of the rate determined in accordance with subsection (a) of the Net Sales during the applicable Product Term in the United States of America or Canada of a Licensed Product whose manufacture, use, sale, offer to sell or import would not infringe any Patent Claims under any Patent Rights in or to the ZGI Background Technology or any Project Technology in such country.

     (d) Royalties equal to any [ * ] paid or payable by [ * ] with respect to a [ * ] in the United States of America or Canada during the applicable Product Term pursuant to a [ * ] described in [ * ] that is entered after the Effective Date and with the approval of [ * ] in accordance with [ * ] except for any payment made by [ * ] under [ * ] pursuant to [ * ].

Provided, however, that:


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (x)  The royalties due to ZGI from Serono pursuant to subsections (a) or
          (b) for each Calendar Quarter, for the United States of America or Canada, for Net Sales of each Licensed Product, shall be reduced, in the case of royalties payable pursuant to subsection (a), by [ * ] and, in the case of royalties payable pursuant to subsection (b), by [ * ] of the amount of [ * ] paid or payable by [ * ] (either directly or through [ * ] pursuant to subsection (d)) under [ * ] described in Section [ * ] for such Calendar Quarter, Licensed Product and country.

     (y) In no event shall any such royalty payments due to ZGI from Serono pursuant to subsections (a) or (b) for a Licensed Product in a country be thereby reduced to be [ * ].

     (z)  The royalties in respect of [ * ] of a [ * ] set forth in subsection
          (b) shall be [ * ] to those payable pursuant to subsection (c) in the event there is [ * ] from a product, the making, using and selling of which does not [ * ] under any [ * ] in or to any [ * ] and which contains as its primary active component either [ * ] that is substantially the same as the primary active component in the [ * ] or the primary active component of which is derived from substantially the same [ * ] as the primary active component of the [ * ]. For the avoidance of doubt, [ * ] cannot be considered substantially the same primary active component as . For the purpose of this subsection (z), competition from such a product shall be deemed to exist in a country if (i) the product has received [ * ] to be sold in the country and
          (ii) the product has been [ * ] in the country by a Third Party that is not a Sublicensee.

     8.3  Royalties on Rest of World Net Sales.
          ------------------------------------

     With respect to Net Sales of a Licensed Product in the Rest of World Serono shall pay ZGI:

     (a) Royalties at a rate determined in accordance with the table set forth below on Net Sales during the applicable Exclusivity Period in a country of a Licensed Product whose manufacture, use, sale, offer to sell or import would, without a license or ownership interest, directly or indirectly infringe one or more Patent Claims under any Patent Rights in or to the ZGI Background Technology in such country:


     ---------------------------------------------------------------------------
         Net Sales in a calendar year in              Royalty rate for such
         -------------------------------              ---------------------
               Rest of World                                Net Sales
               -------------                                ---------
     ---------------------------------------------------------------------------

                                     [ * ]

     (b) [ * ] royalties at a rate determined in accordance with the table set forth below on Net Sales during the applicable Exclusivity Period in a country of a Licensed Product whose manufacture, use, sale, offer to sell or import would, without a license or ownership interest, directly or indirectly infringe one or more Patent Claims under any Patent Rights in or to any Project Technology in such country

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          and would not directly or indirectly infringe any Patent Claims under any Patent Rights in or to the ZGI Background Technology in such country:


     ---------------------------------------------------------------------------
         Net Sales in a calendar year in              Royalty rate for such
         -------------------------------              ---------------------
               Rest of World                                Net Sales
               -------------                                ---------
     ---------------------------------------------------------------------------

                                     [ * ]

     (c) Royalties at a rate equal to [ * ] of the rate determined in accordance with the table set forth in subsection (a) on Net Sales of a Licensed Product in a country during the applicable Exclusivity Period whose manufacture, use, sale, offer to sell or import would not directly or indirectly infringe any Patent Claims under any Patent Rights in or to the ZGI Background Technology or any Project Technology in such country, it being understood that if some of the Net Sales of a Licensed Product in the Rest of World would be covered by this subsection (c) and other Net Sales of that Licensed Product in the Rest of World would be covered by either subsection (a) or (b), all such Net Sales shall be aggregated for purposes of determining the royalty rates for such Licensed Product in each calendar year as described in subsections (a), (b) and (c).

     (d) Royalties equal to any [ * ] paid or payable by ZGI with respect to a [ * ] during the applicable Exclusivity Period pursuant to a Third Party Agreement described in Section 1.81 (a) but not (b) that is entered after the [ * ] and with the approval of [ * ] in accordance with [ * ] except for any payment made by [ * ] under [ * ] pursuant to [ * ].

     (e)  The tables for determining royalty rates described in subsections (a),
          (b) and (c) are based on the [ * ] during [ * ] irrespective of whether the [ * ] is covered by a particular [ * ] or not (the cumulative, annual [ * ] in such tables at which the royalty rates change being hereafter referred to as "Breakpoints," i.e., [ * ].
                                                 ------------
          Therefore, for purposes of applying the different royalty rates in subsections (a), (b) and (c) in a quarter for a [ * ] sold in various countries when the cumulative, annual [ * ] during the quarter has passed through a Breakpoint, the [ * ] in a country for the quarter shall be apportioned below and above the Breakpoint (for purposes of applying the royalty rates) as follows:


          Net Sales below the Breakpoint = [ * ]


          Net Sales above the Breakpoint = [ * ]


          [ * ]


          [ * ].


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     For ease of calculation, a Licensed Product that changes during a quarter from being covered by one subsection (i.e., (a), (b) or (c)) to another subsection shall be deemed to have made the change as of the end of the quarter. Any [ * ] limitations pursuant to subsections (x) and (y) shall be applied to the [ * ] and [ * ] Sales apportioned under this subsection (e).

     An example of the calculation pursuant to this subsection (e) for a country is as follows, assuming [ * ] for the country is first covered by subsection (a) and during the second quarter changes, and continues to be covered for the rest of the year, by subsection (b):


                                     [ * ]

     (All figures represent US$ million.)

     The royalty rate in the above example for Q1 was [ * ] as specified in subsection (a) and for Q3 was [ * ] as specified in subsection (b). The royalties due for Q2 and Q4 were calculated as follows:

     [ * ]

     [ * ]

Provided, however, that:

     (x)  The royalties due to ZGI from Serono pursuant to subsections (a) or
          (b) for each Calendar Quarter, for each country, for Net Sales of each Licensed Product, [ * ] of the amount of any [ * ] paid or payable by [ * ] (either directly or through ZGI pursuant to subsection (d)) under [ * ] described in [ * ] for such Calendar Quarter, Licensed Product and country.

     (y) In no event shall any such royalty payments due to ZGI from Serono pursuant to subsections (a) or (b) for a Licensed Product in a country be thereby reduced to be [ * ] those that would be determined by using rates equal to [ * ] of the royalty rates set forth in the table in subsection (a).

     (z) The royalties in respect of [ * ] Product in a country set forth in subsection (b) shall be [ * ] to those payable pursuant to subsection
          (c) in the event there is [ * ] the making, using and selling of which does [ * ] and which contains as its primary active component [ * ]. For the avoidance of doubt, [ * ] cannot be considered substantially the same primary active component as [ * ]. For the purpose of this subsection (z), [ * ] from such a product shall be deemed to exist
          [ * ] if (i) the product has received [ * ] to be sold in the country and (ii) the product has been [ * ].

     8.4  Royalties on Declined Product Sublicensing Revenues.    Serono shall
          ---------------------------------------------------
pay ZGI royalties equal to [ * ] of the difference obtained by subtracting B from A, where


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     A  equals [ * ]

     B equals [ * ] in connection with the research, development and registration of such Declined Product under any Third Party Agreement [ * ]

in addition, Serono shall also pay ZGI a sum equal to [ * ] ZGI in connection with the research, development and registration of such [ * ] paid or payable [ * ] with respect to such [ * ] under any [ * ] including [ * ].

     8.5  Reporting and Payment.  All amounts and royalties payable under this
          ---------------------
Article Eight shall be due quarterly within [ * ] following the end of each Calendar Quarter with respect to Net Sales and Declined Product Sublicensing Revenues in such Calendar Quarter. Each such payment shall be accompanied by a statement of Net Sales and Declined Product Sublicensing Revenues for the quarter on a per Licensed Product and country-by-country basis and the calculation of the royalties payable hereunder.

                                  ARTICLE NINE
                     Records, Reporting, Payment and Audits

     9.1  Form of Payment; Currency Conversion.  All monies due to ZGI
          ------------------------------------
hereunder shall be paid by wire transfer or other method designated from time to time by ZGI, in United States Dollars to ZGI in Seattle, WA, USA. The rate of exchange to be used shall be the average rate of exchange for the thirty (30) days preceding the date of payment for the conversion of local currency to United States Dollars as published by The Wall Street Journal (or if it ceases to be published, a comparable publication to be agreed upon by the parties) or, for those countries for which such average exchange rate is not published by The Wall Street Journal, the exchange rate used by Serono for its own corporate consolidation purposes.

     9.2  Late Payment.  Without limitation on other available rights or
          ------------
remedies, all amounts payable under this Agreement will bear interest at the rate of [ * ] per month or the maximum legal rate, whichever is less, from the date due through the date of payment.

     9.3  Records of Development Costs, North American Commercialization Costs,
          ---------------------------------------------------------------------
and Third Party Royalties.  Both Serono and ZGI shall keep true and accurate
-------------------------
records of revenues, deductions from revenue, expenditures and employees' time devoted to the collaborative effort undertaken pursuant to this Agreement and Development Plans and Budgets and Commercialization Plans and Budgets, such that their Development Costs, North American Commercialization Costs, Third Party Development Fees, Third Party Commercial Use Fees, Patent Prosecution Costs, and Patent Defense and Enforcement Costs will be accurately accounted for and determined hereunder. Serono shall keep and shall cause its Affiliates and Sublicensees to keep complete, true and accurate records for the purpose of showing the derivation of all royalties payable to ZGI under this Agreement.
All such records shall be retained for a period of [ * ] following the end of the calendar year to which they relate.

     9.4  Records and Audits.  At the other party's request, Serono and ZGI
          ------------------
shall permit such records kept and maintained pursuant hereto to be inspected at any time during regular


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

business hours, but not more often than once per calendar year, by an independent public accountant, appointed by the other party for this purpose and reasonably acceptable to the audited party. The independent public accountant shall report to the auditing party and the party under audit only its conclusions regarding the amount of the allowed costs or deductions and/or the payments due hereunder. The parties shall mutually determine a general strategy for such audit in advance of its conduct. Any such audit shall be at the expense of the party requesting the same, unless the audit concludes that, with respect to the period under audit, the party under audit overstated or understated any amounts to such an extent that a payment made or called for under this Agreement (whether to balance the parties' shares of costs or of royalties) was more than [ * ] in error and in the favor of the party under audit, in which event if such conclusion is undisputed, the party under audit shall pay or reimburse the auditing party for the reasonable expenses of such audit. ZGI and Serono agree that unless covered by one or more exceptions described in Sections 13.2(a) -
(e), all information subject to audit under this Section is confidential and that it shall cause its accounting firm to retain all such information subject to the confidentiality restrictions of Article Thirteen hereof.

     9.5  Payments Based on Audit Results.  If the independent public
          -------------------------------
accountant makes an undisputed determination that any amounts to be paid hereunder have been under-paid or over-paid, the party that benefited therefrom shall promptly make a payment to the other party such that all amounts paid hereunder shall conform to the amounts so determined to be payable.

     9.6  Withholding.  Other than with respect to those matters described in
          -----------
Section 9.7 hereof which are covered by the terms and conditions set forth therein, if any amounts are required to be withheld or any taxes are required to be paid on behalf of, or with respect to, any party hereto by reason of any payment to such party by the other party, the payor may withhold such amounts and make the tax payments so required. All such tax payments made on behalf of a party shall be considered to be paid to such party for purposes of this Agreement. The party withholding the same shall promptly secure and deliver to the other party appropriate official receipts for the taxes withheld and other documents necessary to enable such other party to claim appropriate foreign tax credits for such taxes paid.

     [ * ]

     (a) The parties intend that none of the activities contemplated under this Agreement will create or constitute a [ * ] foreign (including the European Union and comparable entities) or other [ * ]. However, if any such activities are, pursuant to a [ * ], determined to constitute [ * ] for such purposes, ZGI and Serono agree to cooperate in providing all consents, elections, signatures, information, and documents as may be reasonably required in the circumstances, including any action reasonably required to effectuate the rights of Serono (or its successors or transferree) pursuant to paragraphs (c) or (d) below. [ * ]

     (b) If any [ * ] initiates an [ * ] in which it is asserted that the activities hereunder, or any subset of such activities, create a [ * ] shall control the defense of such [ * ] (or portion thereof in the event the [ * ] involves other issues and such deemed [ * ] may be severed), shall have the sole right to settle such [ * ] with the consent of [ * ] (which consent shall not be unreasonably withheld), and shall in its discretion make [ * ] with respect thereto. All such [ * ]


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

made on behalf of a party or that reduce an underlying [ * ] of a party shall be considered to be paid to such party for purposes of this Agreement. The burden of any other [ * ] shall be allocated between the parties as appropriate by [ * ]. If Serono [ * ] on behalf of the [ * ] Serono shall promptly secure and deliver to [ * ] customary documents that may be reasonably required for [ * ] to [ * ] (if any) with respect to such [ * ].

     (c) If, pursuant to a [ * ], it is determined that the activities hereunder, or any subset of such activities, create a [ * ] for any [ * ] (or its successor or transferee) shall have the sole right to prepare and file [ * ] in any jurisdiction in which the [ * ] may be required to file a [ * ], and shall have the sole right to make any [ * ] under applicable law for such [ * ] provided that if the [ * ] would have a reasonably foreseeable material adverse effect on [ * ] shall first obtain the consent of [ * ] or its successor or transferee) shall, to the extent such election is available, elect under [ * ] to cause the [ * ] to be subject to the provisions of [ * ] shall be the [ * ] within the meaning of [ * ]), and shall have full power and authority to act as such.

     (d) If, pursuant to a [ * ], it is determined that the activities created hereunder, or any subset of such activities, create a [ * ] for any [ * ], or if [ * ] reasonably believes such a [ * ] is likely, [ * ] (or its successor or transferee) shall, subject to the provisions of Section 19.6, have the right, exercisable at any time[ * ] shall [ * ]; provided, however, that the rights
                                          --------  -------
responsibilities of [ * ] shall conform as nearly as possible, mutatis mutandis,
                                                               ----------------
to the rights and responsibilities of [ * ] respectively, [ * ].

     (e) The parties shall indemnify and hold each other and their respective representatives harmless from and against any liabilities with respect to any failure to effect [ * ] pursuant to this Section 9.7[ * ]. If any penalties are imposed upon either ZGI or Serono for [ * ], the burden thereof shall be allocated between the parties as appropriate by [ * ]. The parties shall cooperate to minimize any such [ * ] to the extent possible.

                                  ARTICLE TEN

                       Intellectual Properties; Licenses

     10.1    Ownership of Intellectual Properties.    ZGI shall own any and all
             ------------------------------------
intellectual property covering ZGI Project Technology, Serono shall own any and all intellectual property covering Serono Project Technology, and ZGI and Serono shall jointly own any and all intellectual property covering Joint Project Technology, in each case subject to the licenses granted hereunder. Serono shall own the intellectual property covering the Licensed Product Trademarks. Serono agrees to the extent practicable to select a single worldwide trademark for each Licensed Product. The parties agree that the laws and rights applicable under U.S. law with respect to the joint ownership of patents and inventions shall also be applied in other nations giving effect to this Agreement, subject to the licenses granted hereunder. Except for the rights expressly granted under Section 2.2, in this Article Ten, or pursuant to Article Twelve, no right, option or license is granted or implied to Serono or ZGI, under any patent or other intellectual property or to any other product, in any field, or in any geographic territory. Neither party makes any grant of rights by implication.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission

     10.2    Development Project Licenses.    Serono hereby grants to ZGI a
             ----------------------------
worldwide, royalty-free license, with right to sublicense to Contractors, to practice and use the Serono Project Technology for research and development purposes within the scope of ZGI's Development Tasks during and in the course of any Development Project. In addition, Serono hereby irrevocably covenants to refrain from and to cause its Affiliates to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against ZGI, its Affiliates or Contractors based upon any infringement or alleged infringement of Serono Background Technology by such person in connection with their activities within the scope of ZGI's Development Tasks during and in the course of any Development Project.

     10.3    Co-Promotion Licenses.    Unless and until any Election Not to Co-
             ---------------------
Promote or Election Not to Co-Fund made by ZGI becomes effective, Serono hereby grants to ZGI a nonexclusive, royalty-free license, with right to sublicense to Contractors, to the Licensed Product Trademark and to practice and use the Serono Project Technology in the performance of its North American Co-Promotion Tasks.

     10.4    License to Serono in the Territory. ZGI hereby grants to Serono a
             ----------------------------------
royalty-bearing license under the ZGI IP, Ig Fusion Technology and ZGI's interest in Joint Project Technology to make, have made, use, sell, offer to sell, and import Licensed Products in the Territory during the Product Term applicable to each such Licensed Product. Subject to:

     (a) ZGI's retained rights to practice and use the ZGI IP, Ig Fusion Technology and ZGI's interest in the Joint Project Technology within the scope of ZGI's Development Tasks;

     (b) ZGI's retained rights to practice and use the ZGI IP, Ig Fusion Technology and ZGI's interest in the Joint Project Technology to perform its North American Co-Promotion Tasks; and

     (c) with respect to the Background Technology licensed under the St. Jude License Agreement, the rights retained by the U.S. government and the academic research and educational use rights retained by St. Jude Children's Research Hospital and other researchers, all as described in the St. Jude License Agreement, such license shall be exclusive in a country during the Exclusivity Period applicable to such country for such Licensed Product, and shall otherwise be nonexclusive.

     10.5    Sublicenses as to Licensed Products.
             -----------------------------------

     (a) Serono shall have the right to grant sublicenses under the license granted in Section 10.4 as to Licensed Products (other than Declined Products) in the Rest of World; provided, however, that any such sublicense:

     (i) shall provide that it is subject to and shall be governed by this Agreement and that the Sublicensee shall conform to all of Serono's obligations hereunder;

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission

     (ii) shall be disclosed to ZGI in its entirety, subject to ZGI's obligations under Article Thirteen to the extent applicable thereto; and

     (iii) shall provide that, upon any removal from the Territory pursuant hereto of any country covered by such sublicense, ZGI may at its option (but shall not be required to) continue such sublicense in effect in the ZGI Territory, with ZGI substituted thereunder in place of Serono.

     (b) Serono shall have the right to grant sublicenses under the license granted in Section 10.4 as to Licensed Products (other than Declined Products) in North America; provided, however, that any such sublicense conforms to clauses (i) - (iii) of subsection 10.5(a) and, unless an Election Not to Co-Fund made by ZGI with respect to the applicable Licensed Product has become effective, that Serono has obtained ZGI's prior written consent to such sublicense, which consent shall not be unreasonably withheld or delayed.

     10.6    Declined Products Sublicenses.    Serono shall have the right to
             -----------------------------
grant anywhere in the Territory sublicenses under the license granted in Section
10.4 to make, have made, use, sell, offer to sell, and import Declined Products; provided, however, that any such sublicense conforms to clauses (i) - (iii) of subsection 10.5(a) and that Serono has obtained ZGI's prior written consent to such sublicense, which consent shall not be unreasonably withheld or delayed.

     10.7    License to ZGI in ZGI Territory.    Serono hereby grants to ZGI a
             -------------------------------
royalty-bearing license under the Serono Project Technology and Serono's interest in the Joint Project Technology and the Licensed Product Trademarks to make, have made, use, sell, offer to sell, and import Licensed Products in the ZGI Territory, if any, during the Product Term applicable to such Licensed Product. Such license shall be exclusive in a country during the Exclusivity Period applicable to such country for such Licensed Product (treating, for this purpose, references in Section 1.32 to ZGI IP as being references instead to Serono Project Technology), and shall otherwise be nonexclusive.

     10.8    Sublicenses.    ZGI shall have the right to grant sublicenses under
             -----------
the license granted in Section 10.7; provided, however, that any such sublicense:

     (a) shall provide that it is subject to and shall be governed by this Agreement and that the Sublicensee shall conform to all of ZGI's obligations hereunder; and

     (b) shall be disclosed to Serono in its entirety, subject to Serono's obligations under Article Thirteen to the extent applicable thereto.

     10.9    Patent Marking. Each party agrees to mark with notices of patent,
             --------------
and to have so marked by its Affiliates and Sublicensees, every marketed Licensed Product, in accordance with the laws of the United States of America or other applicable countries relating to the marking of patented articles.

     10.10   Trademark License Quality Controls.    Each party, as a licensee
             ----------------------------------
hereunder with respect to any trademark or service mark, agrees to abide by reasonable quality control and

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission labeling and usage standards and procedures, such as periodic rights to inspect goods, services, packaging, and advertising provided with or under such mark, as may be requested by the licensor of such mark, subject to the approval of such standards and procedures by Steering Committee Action.

     10.11   St. Jude License Agreement. Certain license rights granted to [ * ]
             --------------------------
include a [ * ] of [ * ] under the St. Jude License Agreement. Notwithstanding the provisions of such [ * ] and any other provisions of this Agreement, [ * ] shall, in exercising such [ * ] (a) comply with, perform in accordance with, and be subject to Sections [ * ] relating to [ * ] and (b) at the request of [ * ] provide information and other assistance to [ * ] ZGI to comply and perform in accordance with Sections 3.1, 5.1 and 5.2 of the [ * ] relating to [ * ].

     10.12   Existing Third Party Agreements.    ZGI shall be responsible for
             -------------------------------
making and, in the event that in order to commercialize a Licensed Product Serono requires a license to the technology that is licensed under the agreements with [ * ] listed in Exhibit 1.34 and a Third Party Agreement as described within Section 1.81(a) but not (b) is entered into with either of such Third Parties with respect to such technology (an "Existing Third Party
                                                   --------------------
Agreement Replacement"), all payments under any such Existing Third Party
---------------------
Agreement Replacement; provided that [ * ] shall not be obliged to pay an amount under any [ * ] that is [ * ] than the amount ZGI would be obliged to pay under the relevant [ * ] as it is drafted as of the Effective Date. ZGI shall not commit any acts or omissions that would cause a breach of any Existing Third Party Agreement such that the relevant Third Party would be entitled to terminate the Existing Third Party Agreement and will not exercise any rights of termination it may have with respect to any of the Existing Third Party Agreements without the prior written consent of Serono, which consent shall not be unreasonably withheld.

                                ARTICLE ELEVEN

               Patent and Trademark Prosecution and Enforcement

     11.1  Ig Fusion Technology.
           --------------------

     ZGI shall be solely responsible, as it shall determine and at its own expense, for the filing and prosecution of the Ig Fusion Technology, for opposition or interference proceedings with respect thereto, and for the maintenance, enforcement and defense of any available patent protection with respect thereto; provided that if ZGI files suit alleging infringement of a patent included in the Ig Fusion Technology and the allegedly infringing product includes [ * ] Serono shall have the right to join such suit. If ZGI prevails in an infringement action under the Patent Rights within the Ig Fusion Technology against a Third Party in respect to a product that includes [ * ] then any damages awarded to and recovered by ZGI shall be [ * ] as described in [ * ] without reference to [ * ].

     11.2    St. Jude Patent Rights.
             ----------------------

     ZGI's rights to prosecute, maintain, enforce and defend the Patent Rights included in the St. Jude License Agreement are stated in the St. Jude License Agreement. ZGI shall provide Serono's Patent Contact with the opportunity to review and comment on prosecution and

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission maintenance of such Patent Rights to the extent that ZGI is actually provided the opportunity to review and comment on prosecution and maintenance of such Patent Rights. ZGI's and Serono's rights to enforce and defend such Patent Rights shall be governed by Section 11.4 below. ZGI shall not elect to cease reimbursing [ * ] expenses associated with obtaining or maintaining patent protection for a Patent Right in a country (as contemplated by [ * ] without first offering in writing to Serono the opportunity to make such reimbursement, whether directly or indirectly through [ * ]. If, within [ * ] of its receipt of an offer pursuant to the forgoing sentence, Serono does not indicate in writing its desire to [ * ] in respect of the relevant Patent Right and country, [ * ] shall be free to make the election contemplated by [ * ] with respect to that Patent Right and country and, effective as of [ * ], such Patent Right shall be deemed a Discontinued Patent (as described in Section 11.3(d)) with respect to the relevant country.

     11.3    Prosecution and Maintenance.
             ---------------------------

     (a)     ZGI Background Technology (Other Than Under St. Jude License
             -------------------------
Agreement) and ZGI Project Technology. ZGI shall be solely responsible, as it
-------------------------------------
shall determine [ * ], for the filing and prosecution of any and all patent applications with respect, in whole or in part, to any ZGI Background Technology (other than Patent Rights included in the St. Jude License Agreement) and ZGI Project Technology, for opposition or interference proceedings with respect thereto, and for the maintenance of any available patent protection with respect thereto. For purposes of this Article 11 and with respect to ZGI Background Technology (other than Patent Rights included in the St. Jude License Agreement) and ZGI Project Technology, ZGI shall be the "Patent Prosecution Party".

     (b)     Serono Project Technology. Serono shall be solely responsible, as
             -------------------------
it shall determine [ * ], for the filing and prosecution of any and all patent applications with respect, in whole or in part, to any Serono Project Technology, for opposition or interference proceedings with respect thereto, and for the maintenance of any available patent protection with respect thereto. For purposes of this Article 11 and with respect to Serono Project Technology, Serono shall be the "Patent Prosecution Party".

     (c)     Joint Project Technology. ZGI and Serono shall share
             ------------------------
responsibilities with regard to patent matters relating to Joint Project Technology, [ * ]. The Patent Contacts shall be responsible for assigning specific tasks to each of the parties with respect to the filing and prosecution of any and all patent applications with respect, in whole or in part, to any such Joint Project Technology, for opposition or interference proceedings with respect thereto, and for the maintenance of any available patent protection with respect thereto. For each such patent application or proceeding, the Patent Contacts shall designate whether ZGI or Serono is the "Patent Prosecution Party".

     (d)     Patent Prosecution Party's Efforts.  For each patent application,
             ----------------------------------
patent and proceeding described in this Section 11.3, the Patent Prosecution Party shall exert its Reasonable Commercial Efforts, consistent with its customary practices, with respect to its activities, to the extent such activities bear on Licensed Products. In particular, the Patent Prosecution Party shall: deliver to the other party copies of communications between the Patent Prosecution Party and relevant patent offices, promptly after receipt from, or delivery to, such patent office; take the


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission other party's comments and suggestions into consideration when framing responses and submissions to patent offices; provided that the Patent Prosecution Party shall have no obligation to solicit comments or suggestions from the other party, and provided that the Patent Prosecution Party shall have final authority over the content of responses and submissions to patent offices. A Patent Prosecution Party may, at any time, elect, by written notice to the other party, to discontinue support for one or more patents or patent applications (a "Discontinued Patent") and shall not be responsible for any costs relating to a
 -------------------
Discontinued Patent that are incurred more than sixty (60) days after receipt of that notice by the other party. In such case, and so long as the other party is not in default under this Agreement, the other party may elect, at its sole discretion, to continue preparation, filing, prosecution and/or maintenance of the Discontinued Patent at its sole expense. The party so continuing shall own any such Discontinued Patent, and the party electing to discontinue support shall execute such documents of transfer or assignment and perform such acts as may be reasonably necessary to transfer sole ownership of the Discontinued Patent to the other party and enable that party to file or to continue prosecution or maintenance of the Discontinued Patent, if the other party elects to do so. In the event that Serono continues a Discontinued Patent for which ZGI is the Patent Prosecution Party, such Discontinued Patent shall not be considered as included in Patent Rights in or to any ZGI Background Technology or Project Technology for the purpose of calculating royalties under Sections 8.2(a) or (b) and 8.3(a) or (b).

     11.4    Defense and Enforcement Actions.
             -------------------------------

     (a)     Notification.  During the Product Term, each party shall notify the
             ------------
other party of any attack on the validity or enforceability of any Patent Rights within the ZGI Background Technology or the Project Technology, or of any infringement of any such Patent Rights, or of any certification filed under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 claiming that any patent within the ZGI Background Technology or Project Technology is invalid or that infringement will not arise from the manufacture, use or sale of any product by a Third Party, as soon as reasonably practicable after it becomes aware of such attack, infringement or certification. After [ * ] with each other[ * ] Contacts shall make a recommendation to [ * ] may decide to pursue the Third Party jointly under mutually agreeable conditions. In the absence of a [ * ] to do otherwise or in the event that [ * ] cannot decide on a course of action (as to which the provisions of Article 18 shall not apply), the following provisions shall control.

     (b)     Parties' Roles.  [ * ], and Serono in the case of Joint Project
             --------------
Technology, shall have the primary right, but not the obligation, to take action with regard to a suspected infringer or party claiming invalidity, including sending a cease and desist letter or filing a legal action. If the patent owner (or [ * ] in the case of Joint Project Technology) files such an action, it shall have the right to control such lawsuit and be represented by counsel of its choosing, at its own expense; and the other party shall have the right, at its own expense, to be represented in such action by its own counsel. If the patent owner (or [ * ] in the case of Joint Project Technology) fails to take such action within [ * ] after receiving notice of the infringement or invalidity claim, or [ * ] after the filing date of such a certification under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, and if the other party is not in default under this Agreement, then [ * ] party shall have the right to take such action, by counsel of its own choice

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission and at its own expense. In such case, if [ * ] is required to join the action as a necessary party, [ * ] shall pay for the [ * ] and shall [ * ] from claims by the other party to the lawsuit (e.g., the infringer). Each party shall provide [
* ] and shall execute [ * ] necessary for the prosecution of such suit as may be [ * ] requested by the party bringing suit. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 11.4 may be entered into without [ * ] which consent shall [ * ].

     (c)  Sharing of awards.  Any award of damages granted in a legal proceeding
          -----------------
covered by this Article 11 shall be used to reimburse [ * ] and [ * ] if it was required to join as a necessary party, for [ * ].

     (i) Except as provided in (ii) and (iii) below, the remainder of any such award of damages shall be shared as follows:

          (A) damages attributable to the infringer's sales [ * ] America shall be [ * ] between ZGI and Serono, unless [ * ] in which case, the damages shall be [ * ];

          (B) damages attributable to the infringer's sales [ * ] shall be [ * ].

    (ii) If the damages were awarded in a suit where [ * ] as the patent owner, within the applicable prescribed time period, then [ * ] of the damages remaining after reimbursement of legal costs shall be [ * ].

    (iii) If the damages were awarded in a suit where [ * ] as the patent owner or with regard to [ * ] within the applicable prescribed time period, then [ * ] of the damages remaining after reimbursement of legal costs shall be [ * ].

    11.5  Patent Extensions.
          -----------------

    The parties shall cooperate in seeking any available extension of the term of any Patent Rights in and to the ZGI IP, the Serono IP or the Joint Project Technology. Such cooperation shall include: (a) advising each other in a timely manner of any action by any Regulatory Agency that is pertinent to any such extension; (b) reasonably supplying each other with all information in its control pertaining to the extension of any such Patent Rights; and (c) cooperating with each other to execute all supporting affidavits or documents required in connection with the extension of any such Patent Rights.

    11.6  Protection of the Licensed Product Trademarks.
          ---------------------------------------------

    [ * ] shall at its expense be responsible for the registration, proper use, defense and enforcement of the Licensed Product Trademarks, and [ * ] own the rights to such Licensed Product Trademarks, subject to this Agreement.


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission

                                ARTICLE TWELVE

          Elective Termination of Certain Roles and Responsibilities

     12.1  Termination at Election of ZGI.
           ------------------------------

     (a) If ZGI elects to terminate its roles and responsibilities under the Development Project for a Licensed Product pursuant to Section 4.8, the following will apply with respect to the Licensed Product involved:

     (i) Article Three shall no longer apply with respect to the Licensed Product involved, and Serono shall take over all control and decision making roles with respect to further Development Project activities and marketing, distribution and sales activities with respect to any such Licensed Product;

     (ii) notwithstanding any provision of Article Eleven to the contrary, Serono shall at its expense have control over the prosecution, maintenance, defense and enforcement of Patent Rights in and to Project Technology that covers only such Licensed Product; provided, however, that if Serono elects to abandon any patent or trademark application or not to defend or enforce (or not to continue to attempt to defend or enforce) any such Patent Rights or the Licensed Product Trademarks applicable only to such Licensed Product, it shall promptly so inform ZGI in sufficient time that ZGI may at its election continue to prosecute such application or bring (or continue) such enforcement action at ZGI's risk and expense;

     (iii) the trademark and service mark quality control and labeling and usage standards and procedures referred to in Section 10.10 with respect to any trademarks or service marks applicable only to such Licensed Product shall no longer be subject to approval by Steering Committee Action;

     (iv) ZGI will have no further responsibility to conduct or to assist with any Development Tasks with respect to such Licensed Product, although it will cooperate reasonably with Serono at Serono's expense to transition any then on-going Development Tasks conducted by ZGI with respect to such Licensed Product to Serono for use within the scope of the Development Project;

     (v) ZGI shall have [ * ] further obligation to [ * ] with respect to such [ * ] and Serono shall fund and bear [ * ] of the same to the extent incurred from the effectiveness of such termination by ZGI forward; provided, however, that [ * ] will continue to be responsible for making all payments under [ * ] pursuant to [ * ] and will, at Serono's request [ * ] any [ * ] to which it is a party and which were approved by [ * ] pursuant to [ * ] to the extent such [ * ] can be so [ * ];

     (vi) the licenses granted by [ * ] with respect to such [ * ] shall [ * ] for the duration of [ * ] as stated in such Article for such licenses, respectively, and subject to [ * ] obligations under this Agreement with respect to such Licensed Product;

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission

     (vii) Serono's obligation under Section 2.1 shall not continue with respect to the Licensed Product;

     (viii) ZGI will be deemed to have made an Election Not to Co-Promote with respect to such Licensed Product;

     (ix) ZGI will be deemed to have made an Election Not to Co-Fund with respect to such Licensed Product;

     (x) Serono's obligations hereunder, including those with respect to Milestone Fees under Section 7.2, as to royalties on Declined Product Sublicensing Revenues under Section 8.4, and as to diligence under Sections 4.1 and 6.1 shall continue in effect hereunder as limitations upon and conditions to the licenses to it hereunder throughout the applicable Product Term;

     (xi) Royalties under Section 8.2(a) shall be determined in accordance with the royalty rates set forth in the following tables and for the purpose of applying such royalty rates Net Sales shall be allocated in the same manner as set forth in Section 8.3(e):

             (A) If the termination of ZGI's roles and responsibilities with respect to a Licensed Product pursuant to Section 4.8 becomes effective after the [ * ] of that Licensed Product and before the submission of [ * ] then the following royalty rates shall apply:


     ---------------------------------------------------------------------------
              Net Sales in a calendar year in            Royalty rate for such
              -------------------------------            ---------------------
                       North America                             Net Sales
                       -------------                             ---------
     ---------------------------------------------------------------------------

                                     [ * ]

          (B) If the termination of ZGI's roles and responsibilities with respect to a Licensed Product pursuant to Section 4.8 becomes effective prior to [ * ] of that Licensed Product, then the following royalty rates shall apply:

      --------------------------------------------------------------------------
             Net Sales in a calendar year in              Royalty rate for such
             -------------------------------              ----------------------
                      North America                                  Net Sales
                      -------------                                  ---------
      --------------------------------------------------------------------------

                                           [ * ]

     (xii) Royalties under Section 8.2(b) shall be determined in accordance the royalty rates set forth in the following tables and for the purpose of applying such royalty rates Net Sales shall be allocated in the same manner as set forth in Section 8.3(e):

            (A) If the termination of ZGI's roles and responsibilities with respect to a Licensed Product pursuant to Section 4.8 becomes effective after the Initiation of [ * ] of that Licensed Product and before the submission of [ * ] then the following royalty rates shall apply:

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission.

               Initiation of [ * ] of that Licensed Product and before the submission of [ * ] then the following royalty rates shall apply:

      --------------------------------------------------------------------------
             Net Sales in a calendar year in              Royalty rate for such
             -------------------------------              ----------------------
                      North America                                  Net Sales
                      -------------                                  ---------
      --------------------------------------------------------------------------

                                     [ * ]

          (B) If the termination of ZGI's roles and responsibilities with respect to a Licensed Product pursuant to Section 4.8 becomes effective prior to the Initiation of [ * ] of that Licensed Product, then the following royalty rates shall apply:

      --------------------------------------------------------------------------
             Net Sales in a calendar year in              Royalty rate for such
             -------------------------------              ----------------------
                      North America                                  Net Sales
                      -------------                                  ---------
      --------------------------------------------------------------------------

                                     [ * ]

     (xiii) If the termination of ZGI's roles and responsibilities with respect to a Licensed Product pursuant to Section 4.8 becomes effective prior to the Initiation of [ * ] of that Licensed Product, then for the purpose of calculating royalties under Section 8.3(b) the table set forth in such Section shall be replaced with the table set forth below:


      --------------------------------------------------------------------------
             Net Sales in a calendar year in              Royalty rate for such
             -------------------------------              ----------------------
                     Rest of World                                   Net Sales
                     -------------                                   ---------
      --------------------------------------------------------------------------

                                     [ * ]

     (b) It is further agreed, for the avoidance of doubt, that if [ * ] does not [ * ] its role and responsibilities under the Development Project for a Licensed Product prior to the end of the Development Project Term for that Licensed Product pursuant to [ * ] the provisions of subsection (a) above will not apply. Rather, any [ * ] of its roles and responsibilities made by [ * ] from that point forward as to that Licensed Product will be deemed to be [ * ]. Furthermore, if [ * ] makes an [ * ] as to a Licensed Product in North America following the end of the Product Term for such Licensed Product in North America (determined under Section 1.60 without regard to Section 5.6), the provisions of subsection (a) above will also not apply; rather, such [ * ] will terminate the [ * ] for such Licensed Product in North America and the applicability of Articles Three, Five, Six, Eight, Nine, and Eleven to such Licensed Product in North America, and in lieu thereof, the provisions of [ * ] shall apply as to that Licensed Product in North America.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed seperately with the Commission.

     12.2   Termination at Election of Serono.
            ---------------------------------

     (a) If Serono elects to terminate its roles and responsibilities under the Development Project for a Licensed Product pursuant to Section 4.8, or if Serono elects to terminate its roles and responsibilities with respect the marketing, distribution and sales of a Licensed Product pursuant to Section 6.3, the following will apply with respect to the Licensed Product involved:

     (i) Article Three shall no longer apply with respect to the Licensed Product involved, and ZGI shall take over all control and decision making roles with respect to further Development Project activities and marketing, distribution and sales activities with respect to any such Licensed Product;

     (ii) notwithstanding any provision of Article Eleven to the contrary, ZGI shall at its expense have control over the prosecution, maintenance, defense and enforcement of Patent Rights in and to Project Technology covering only such Licensed Product and over the use, registration and protection of the Licensed Product Trademarks applicable only to such Licensed Product; provided, however, that if ZGI elects to abandon any patent or trademark application or not to defend or enforce (or not to continue to attempt to defend or enforce) any such Patent Rights or Licensed Product Trademarks, it shall promptly so inform Serono in sufficient time that Serono may at its election continue to prosecute such application or bring (or continue) such enforcement action at Serono's risk and expense;

     (iii) the trademark and service mark quality control and labeling and usage standards and procedures referred to in Section 10.10 with respect to any trademarks or service marks applicable only to such Licensed Product shall no longer be subject to approval by Steering Committee Action, but nevertheless, to the extent applicable to such Serono trademarks and service marks licensed to ZGI, shall be only such as are commercially reasonable and necessary to preserve Serono's rights as licensor of any such mark;

     (iv) with respect to such a termination under Section 4.8 regarding a Licensed Product, Serono will have no further responsibility to conduct or to assist with any Development Tasks with respect to such Licensed Product, although it will cooperate reasonably with ZGI at ZGI's expense to transition any then on-going Development Tasks conducted by or on behalf of Serono with respect to such Licensed Product to ZGI for use within the scope of the Development Project;

     (v) with respect to such a termination under Section 4.8 regarding a Licensed Product, Serono shall [ * ] with respect to [ * ], and ZGI shall fund and bear [ * ] of the same to the extent incurred from the effectiveness of such termination by Serono forward; provided, however, that Serono will, at ZGI's request, [ * ] any [ * ] to which it is a party and which were approved by [ * ] pursuant to [ * ] to the extent such [ * ] can be so transferred;


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (vi) with respect to such a termination under [ * ] regarding a [ * ] shall have no further role or responsibility for the marketing, distribution or sales of that [ * ] nor any obligation to [ * ] with respect thereto; provided, however, that Serono will, at ZGI's request, [ * ] any [ * ] to which it is a party and which were approved by [ * ] pursuant to [ * ] to the extent [ * ] can be so
             [ * ];

     (vii) all countries in the world shall automatically thereby be removed from the Territory and shall become part of the ZGI Territory with respect to that Licensed Product;

     (viii) Serono shall have no further obligation to pay Milestone Fees with respect to that Licensed Product pursuant to Section 7.2 hereof;

     (ix) the licenses granted by Serono to ZGI under Article Ten with respect to such Licensed Product shall continue in effect for the duration of the Development Project Term or the Product Term, as stated in such Article for such licenses, respectively, and subject to ZGI's obligations under this Agreement with respect to such Licensed Product; provided, however, that the license to ZGI under
             Section 10.7 shall be expanded to include [ * ] and shall be on financial terms and conditions that are [ * ] (which terms and conditions shall either be [ * ] or shall be [ * ];

     (x) ZGI's obligation under Section 2.1 shall not continue with respect to the Licensed Product;

     (xi) if the termination of Serono's Development Project roles and responsibilities pursuant to Section 4.8 with respect to a Licensed Product first becomes effective prior to the Initiation of [ * ] of such Licensed Product, then the following shall apply with respect to such Licensed Product:

             (A) if and to the extent that any [ * ] in existence on the effective date of such termination that is applicable to such [ * ] is not already covered by [ * ] under [ * ], the same shall hereby be deemed to be included in such [ * ] on a [ * ] and

             (B) [ * ] shall promptly provide to [ * ] a full disclosure of all [ * ], if any, that shall not have prior thereto been provided to [ * ] to the extent the same is reasonably necessary to enable [ * ] for use in the [ * ]; and

     (xii) if the termination of Serono's Development Project roles and responsibilities pursuant to Section 4.8 with respect to a Licensed Product or if the termination of Serono's roles and responsibilities with respect to the marketing, distribution and sales of a Licensed Product pursuant to Section 6.3 first becomes effective at any time after [ * ] then the following shall apply with respect to such Licensed Product:

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          (A) Serono shall transfer to ZGI all then-existing clinical and commercial stocks of the Licensed Product, and shall also complete any on-going manufacturing runs and supply the Licensed Product made in such runs to ZGI, in each such case [ * ] except with respect to stocks or manufacturing runs the costs of which were or are to be included in the quarterly accountings and balancing payments called for under either Section 4.6 or Section
               5.5 (which stocks and manufacturing runs shall be provided by Serono under this clause without any further charge to ZGI, except as provided for in Section 4.6 or Section 5.5);

          (B) to the extent supplies in addition to those to be provided under clause (A) above are required, Serono shall, at all times between the effectiveness of its termination of such roles and responsibilities pursuant to Section 4.8 or 6.3 and [ * ] manufacture and supply to ZGI all of ZGI's and its Affiliates' and Sublicensees' worldwide requirements for the Licensed Product, provided such requirements do not exceed [ * ] of the requirements for the Licensed Product for that period described in the Development Plan and Budget. ZGI shall [ * ] to find and qualify an alternative manufacturing source for such Licensed Product as promptly as possible, and, unless ZGI terminates this supply arrangement earlier at its option, ZGI [ * ], shall purchase all of such requirements from Serono, which Licensed Products will be supplied pursuant to a supply agreement that is [ * ] (which shall either be [ * ], or shall be determined [ * ] and at a price equal to [ * ] costs (determined consistently with [ * ], as if they were [ * ];

          (C) if and to the extent that any Serono Production Technology in existence on the effective date of such termination that is applicable to such Licensed Product is not already covered by Serono's licenses to ZGI under Sections 10.2 and 10.7, the same shall hereby be deemed to be included in such licenses, but on a nonexclusive basis; and

          (D) Serono shall promptly provide to ZGI a full disclosure of all Serono Production Technology, if any, that shall not have prior thereto been provided to ZGI to the extent the same is reasonably necessary to enable an experienced cGMP manufacturer to manufacture the applicable Licensed Product. Serono further agrees to cooperate in the transfer of manufacturing operations for such Licensed Product to ZGI or its designated Sublicensee or contract manufacturer and agrees to provide all information, data, and copies of documents constituting Serono Production Technology reasonably necessary or useful for regulatory filings (including authorization to use such information, data and copies of documents in later regulatory filings) for such Licensed Product and to allow ZGI or such Sublicensee or contract manufacturer to manufacture such Licensed Product throughout the Product Term.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (b) It is further agreed, for the avoidance of doubt, that if [ * ] makes an [ * ] as to a [ * ] which it may only do following the end of the [ * ] for such Licensed Product [ * ] (determined under [ * ] without regard to [ * ] the provisions of subsection (a) above will not apply; rather such [ * ] will terminate the [ * ] Term for such Licensed Product [ * ] and the applicability of Articles Three, Five, Six, Eight, Nine, and Eleven to such Licensed Product [
* ], and in lieu thereof, the provisions of [ * ] shall apply as to that Licensed Product [ * ].

                                ARTICLE THIRTEEN
                 Confidentiality; Research Materials; Publicity

     13.1 Confidentiality and Non-Use.  During all Product Terms under this
          ---------------------------
Agreement, and for a period of [ * ] thereafter, each party shall maintain the other party's Information as confidential, using the same degree of care it uses to protect its own confidential information. During the Term of this Agreement and at all times thereafter, neither party shall use the other party's Information, except for the activities contemplated by this Agreement.

     13.2 Exceptions.  The obligations of Section 13.1 shall not apply to
          ----------
Information that:

     (a) was known by the receiving party or its Affiliates prior to disclosure by the disclosing party, as evidenced by prior written records;

     (b) becomes part of the public domain through no fault of the receiving party or its Affiliates;

     (c) was obtained, on a non-confidential basis, by the receiving party or its Affiliates from a third party having no direct or indirect obligation of confidentiality to the disclosing party or its Affiliates;

     (d) was disclosed by the disclosing party to a third party on a non-confidential basis; or

     (e) is developed by the receiving party or its Affiliates independently of disclosures made hereunder.

     13.3 Permitted Disclosures.  Notwithstanding Section 13.1, Serono and ZGI
          ---------------------
shall each be permitted to disclose the other party's Information: (a) to its Affiliates, Contractors and Sublicensees, or prospective Affiliates, Contractors or Sublicensees, and its licensors under Third Party Agreements, who are subject to confidentiality requirements at least as stringent as those contained herein;
(b) to its employees, and its Affiliates', Contractors' or Sublicensee's employees who require the same for the purposes contemplated by this Agreement and who are subject to confidentiality requirements at least as stringent as those contained herein; (c) to its patent attorney or agent or any patent authority in any country as shall be reasonably required for filing or prosecuting any patent application with respect to any Patent Rights in accordance with Article Eleven (subject to Article Twelve); (d) in support of or in connection with any actions to defend or enforce any Patent Rights in accordance with Article Eleven (subject to Article Twelve); (e) to Regulatory Agencies in connection with obtaining and maintaining Regulatory

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Approval and approval for the manufacture of the Licensed Product and (f) if such disclosure is required to meet the requirements of any stock exchange or securities laws or regulations to which either party may be subject, or by any court or other governmental authorities of competent jurisdiction, but only after having provided the other party written notice within a period sufficiently prior to such disclosure to permit the other party to apply for a protective order or take other appropriate action to restrict such disclosure and, if disclosure is still required, so far as reasonably practicable, having minimized the degree of such disclosure and provided such disclosure under conditions of confidentiality.

     13.4 Research Materials; Permitted Uses.  Any Research Materials
          ----------------------------------
transferred by one party to the other pursuant to this Agreement shall be used by the receiving party and its Contractors solely for the purposes contemplated by this Agreement and pursuant to the Development Plan and Budget. Any Contractor shall be bound by terms at least as stringent as the confidentiality and non-use obligations hereunder with respect to such Research Materials. Any person using Research Material on behalf of the receiving party will be advised of, and is subject to, the terms of this Section.

     13.5 Press Releases.  The parties hereby each approve the form of joint
          --------------
press release set forth in Exhibit 13.5 hereto, and will cooperate in the release thereof as soon as practicable after the signature of this Agreement by the parties. No other public announcement or other disclosure to Third Parties (other than Sublicensees and Contractors) concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either party hereto, without first obtaining the written approval of the other party, which shall include agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure by providing the other party with a written copy thereof, and allowing reasonably sufficient time prior to public release to permit such other party to comment upon such announcement or disclosure. Once any such public announcement or disclosure has been approved in accordance with this Section, then either party may appropriately communicate information contained in such permitted announcement or disclosure. Each party agrees that it shall reasonably cooperate with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

     13.6 Publications.  Each party agrees that the parties' personnel involved
          ------------
in the Development Project, separately, together or with other authors, shall be permitted to present at symposia, national, or regional professional meetings and to publish in journals, theses, or dissertations, or otherwise the research conducted pursuant to the Development Project. The foregoing permission is subject to each party's right to receive copies of any proposed publication or presentation in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Each party shall have forty-five (45) days after receipt of said copies to object to such proposed presentation or proposed publication either: (a) because there is subject matter which either party desires to maintain in secrecy to maximize the commercial value of this Agreement; or (b) because there is patentable subject matter which

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

needs protection. If either party makes an objection under (a) above, such subject matter shall remain subject to Article 13 and shall not be published or otherwise disclosed without the written consent of both parties. If either party makes an objection under (b) above, the parties shall negotiate a mutually-acceptable version, and both parties and such other authors (if any) shall withhold such subject matter from such publication or presentation for a maximum of six (6) months from the date of receipt of such objection from either party.

                                ARTICLE FOURTEEN
                         Representations and Warranties

     14.1 Representations, Warranties and Covenants of Serono.  Serono
          ---------------------------------------------------
represents and warrants to and covenants with ZGI that:

     (a) Serono is a corporation duly organized, validly existing and in corporate good standing under the laws of Switzerland and has the corporate and legal right, title, authority and power to enter into and to perform this Agreement;

     (b) This Agreement is a legal and valid obligation binding upon Serono and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. Serono has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of Serono's obligations under this Agreement will not conflict with or result in a breach of or a default under any agreements, contracts, commitments or other arrangements to which Serono is a party or by which it or its properties are bound or violate any order, law or regulation of any court, governmental authority or administrative or other agency having authority over it;

     (c) Serono has in place with all of its officers and employees who will perform this Agreement written agreements in proper form and substance requiring the assignment to Serono of all inventions made during the course of their employment by Serono and requiring such individuals to maintain the confidentiality of Serono's own information and information that is entrusted to Serono in confidence by others;

     (d) Serono will not during the Term of this Agreement enter into any agreements, contracts, commitments or other arrangements that would prevent Serono from meeting its obligations hereunder;

     (e) Serono will comply and will cause its Contractors to comply with all applicable laws and regulations in connection with the performance of Serono's obligations and other activities pursuant to this Agreement, including all applicable product safety, product testing, product labeling, package marking, and product promotion and advertising laws; all applicable rules and regulations relating to the use of Research Materials, including those relating to research involving the use of

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          human and animal subjects or recombinant DNA; and all laws and regulations of the United States and any other relevant country concerning any export or other transfer of technology, services or products;

     (f) There are, as of the Effective Date, no Third Party Agreements to which Serono or any of its Affiliates are a party;

     (g) Serono has the right, power and authority to grant the licenses granted by Serono herein; and

     (h) To the best of Serono's knowledge after due inquiry, as of the Effective Date, Serono has not [ * ] and has no present plans [ * ] and it is not independently possessed of [ * ] on which it could [ * ] any of which [ * ] do or may [ * ] the same [ * ] in any of the [ * ] within the [ * ] (as described on [ * ] hereto) or that otherwise may be a basis for [ * ] in the [ * ] between any such [ * ] and any [ * ] within the ZGI Background Technology (as described on Exhibit 1.85).

     14.2 Representations, Warranties and Covenants of ZGI.  ZG1 represents and
          ------------------------------------------------
warrants to and covenants with Serono that:

     (a) ZGI is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Washington and has the corporate and legal right, title, authority and power to enter into and to perform this Agreement;

     (b) This Agreement is a legal and valid obligation binding upon ZGI and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. ZGI has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of ZGI's obligations under this Agreement will not conflict with or result in a breach of or a default under any agreements, contracts, commitments or other arrangements to which ZGI is a party or by which it or its properties are bound or violate any order, law or regulation of any court, governmental authority or administrative or other agency having authority over it;

     (c) ZGI has in place with all of its officers and employees who will perform this Agreement written agreements in proper form and substance requiring the assignment to ZGI of all inventions made during the course of their employment by ZGI and requiring such individuals to maintain the confidentiality of ZGI's own information or information that is entrusted to ZGI in confidence by others;

     (d) ZGI will not during the Term of this Agreement enter into any agreements, contracts, commitments or other arrangements that would prevent ZGI from meeting its obligations hereunder;

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (e) ZGI will comply and will cause its Contractors to comply with all applicable laws, regulations in connection with the performance of ZGI's obligations and other activities pursuant to this Agreement, including all applicable product safety, product testing, product labeling, package marking, and product promotion and advertising laws; all applicable rules and regulations relating to the use of Research Materials, including those relating to research involving the use of human and animal subjects or recombinant DNA; and all laws and regulations of the United States and any other relevant country concerning any export or other transfer of technology, services or products;

     (f) There are, as of the Effective Date, no Third Party Agreements to which ZGI or any of its Affiliates are a party, other than as listed in Exhibit 1.34, true and complete copies of which have been provided to Serono;

     (g) ZGI has the right, power and authority to grant the licenses granted by ZGI herein;

     (h)  As of the Effective Date, ZGI has not [ * ] communications from any
          [ * ] that any [ * ] within the [ * ] is [ * ] or [ * ] and no [ * ] identified or described in this Agreement is subject to [ * ]; provided however that nothing in this Agreement shall be construed as a representation or warranty as to the scope or validity of any patent application or patent identified or described in this Agreement;

     (i) As of the Effective Date, ZGI has notified Serono in writing of all patents and patent applications, of which the ZGI intellectual property department is aware, that are issued to or filed by [ * ] that include [ * ] as an element of a claim and that may cover the development, manufacture, importation, sale or use of a product [ * ];

     (j) As of the Effective Date, ZGI has notified Serono in writing of all patents and patent applications, of which the ZGI intellectual property department is aware, that are issued to or filed by [ * ] that may cover the use or incorporation of those materials described in [ * ] in connection with the development, manufacture, importation, sale or use of a [ * ]; and

     (k)  Novo Nordisk A/S is not an Affiliate as defined in Section 1.1.

     14.3 Research Materials.  ANY RESEARCH MATERIALS PROVIDED OR TO BE PROVIDED
          ------------------
HEREUNDER ARE EXPERIMENTAL IN NATURE AND ARE TRANSFERRED BETWEEN THE PARTIES "AS IS" AND WITH ALL FAULTS. NEITHER SERONO NOR ZGI MAKES ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE UTILITY, EFFICACY, NONTOXICITY, SAFETY OR APPROPRIATENESS OF USING THE RESEARCH MATERIALS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY USE OF RESEARCH MATERIALS, OR ANY LOSS THAT MAY ARISE FROM SUCH USE.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     14.4  Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
           -------------------
AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE ZGI IP, SERONO IP, JOINT PROJECT TECHNOLOGY, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

                                ARTICLE FIFTEEN
                           Indemnification; Insurance

     15.1  Serono Indemnification.  Serono (as the "Indemnifying Party" under
           ----------------------                   ------------------
this Section) shall defend, indemnify and hold ZGI and its Affiliates, Contractors, Sublicensees and their respective employees and agents (the "Indemnified Parties" under this Section) harmless from and against any and all
 -------------------
claims, actions, judgments, costs, awards, expenses (including reasonable attorneys' fees, experts' fees, and other costs of defense at any stage of proceedings) or liability of any kind to the extent arising out of:

     (a) Third Party claims or actions for [ * ] caused or alleged to be caused by [ * ] to the extent [ * ] is attributable to matters within the scope of [ * ] hereunder;

     (b) Third Party claims or actions arising from [ * ] of any [ * ] or any activities related to [ * ] by or for [ * ];

     (c) Third Party claims or actions arising in connection with any breach of any warranties, representations or covenants made by Serono or with its authorization hereunder; or

     (d) [ * ] to the extent arising from or related to matters within the scope of Serono's responsibilities or allocated tasks hereunder or arising from the conduct of any Development Tasks or any activities related to the manufacturing, marketing, distribution, sale or promotion of Licensed Products by or for Serono.

provided, however, that Serono will not be required to defend, indemnify or hold any Indemnified Party harmless from any claims, actions, judgments, costs, awards, expenses or other liabilities to the extent resulting from:

     (i)   the negligence or willful malfeasance of any Indemnified Party;

     (ii) any breach of ZGI's warranties, representations or covenants under Article Fourteen or other breach by ZGI of this Agreement; or

     (iii) any settlement or admission of liability made or purported to be made by any Indemnified Party without Serono's prior written approval.

     15.2  ZGI Indemnification.  ZGI (as the "Indemnifying Party" under this
           -------------------                ------------------
Section) shall defend, indemnify and hold Serono and its Affiliates, Contractors, Sublicensees and their

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

respective employees and agents (the "Indemnified Parties" under this Section)
                                      -------------------
harmless from and against any and all claims, actions, judgments, costs, awards, expenses (including reasonable attorneys' fees, experts' fees, and other costs of defense at any stage of proceedings) or liability of any kind to the extent arising out of:

     (a) Third Party claims or actions for [ * ] damage caused or alleged to be caused by [ * ], to the extent [ * ] or damage is attributable to matters within the scope of [ * ] hereunder;

     (b) Third Party claims or actions arising from [ * ] of any [ * ] or any activities related to [ * ] by or for [ * ]

     (c) Third Party claims or actions arising in connection with any breach of any warranties, representations or covenants made by ZGI or with its authorization hereunder;

provided, however, that ZGI will not be required to defend, indemnify or hold any Indemnified Party harmless from any claims, actions, judgments, costs, awards, expenses or other liabilities to the extent resulting from:

     (i)   the negligence or willful malfeasance of any Indemnified Party;

     (ii) any breach of Serono's warranties, representations or covenants under Article Fourteen or other breach by Serono of this Agreement; or

     (iii) any settlement or admission of liability made or purported to be made by any Indemnified Party without ZGI's prior written approval.

     15.3  Notice and Defense of Claims.  Serono agrees, at its own expense, to
           ----------------------------
provide attorneys to defend against any claims or actions brought or filed against the Indemnified Parties with respect to the subject of the indemnity contained in Section 15.1, whether or not such claims or actions are rightfully brought or filed. ZGI agrees, at its own expense, to provide attorneys to defend against any claims or actions brought or filed against the Indemnified Parties with respect to the subject of the indemnity contained in Section 15.2, whether or not such claims or actions are rightfully brought or filed. An Indemnified Party seeking indemnification hereunder shall

     (a) notify the Indemnifying Party in writing promptly after the assertion of any claim within the scope of the Indemnifying Party's indemnity agreement hereunder; provided, however, that the failure or delay so to notify the Indemnifying Party shall not relieve it of any obligation hereunder except to the extent that it demonstrates that such failure or delay adversely affected its ability to defend or resolve such claim; and

     (b) tender to the Indemnifying Party the right to control the defense of any such claims or actions, including any decisions regarding the settlement or disposition thereof; provided, however, that

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

         (i) the Indemnifying Party shall not settle any such claim or action in a way that prejudices or adversely impacts an Indemnified Party without the prior approval of such Indemnified Party, which approval shall not be unreasonably withheld or delayed;

         (ii) if the defendants in any such claims or action include both the Indemnifying Party and such Indemnified Party, and either of them concludes that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to the other party, that party shall have the right to select separate counsel to participate in the defense of such claim or action on its behalf, and such party shall bear the cost and expense of such separate defense, unless and to the extent the parties otherwise agree, or it is determined pursuant to Article Eighteen hereunder that such costs and expense are or were required to be indemnified by the Indemnifying Party hereunder and are or were required to be incurred separately due to such different, additional, or inconsistent defenses; and

         (iii) if the Indemnifying Party determines not to defend such claim or action, or otherwise fails to do so diligently, the Indemnified Party shall have the right to maintain the defense of such claim or action and the Indemnifying Party shall provide reasonable assistance to it in the defense of such claim or action and shall bear the reasonable cost and expense of such defense (including reasonable attorneys' fees, experts' fees, and other costs of defense at any stage of proceedings).

     Either Serono or ZGI, as applicable, shall provide, and shall cause the Indemnified Party to provide, reasonable assistance to the Indemnifying Party in the defense, settlement or other disposition of such claim or action, including by making available all pertinent information and personnel under its control to the Indemnifying Party

     15.4 Insurance.
          ---------

     (a) From and after the Initiation of Phase I Clinical Trials for any Licensed Product, each of ZGI and Serono shall obtain and keep in force, in form and with insurers reasonably acceptable to the other party hereto, insurance covering its indemnification obligations hereunder in amounts of not less than [
* ]. It is understood that such insurance shall not be construed to limit a party's liability with respect to such indemnification obligations.

     (b) From and after the first Regulatory Approval for a Licensed Product to be manufactured by or on behalf of Serono hereunder and/or otherwise to be marketed, distributed or sold by it or its Affiliates or Sublicensees, and until three years after the end Product Term with respect thereto, Serono shall obtain and keep in force, in form and with insurers reasonably acceptable to ZGI, insurance covering its indemnification obligations hereunder in amounts of not less than [ * ] provided, however, that ZGI shall, by notice to Serono from time to time during such Product Term, but not more often than bi-annually, have the right reasonably to

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

increase the foregoing coverage amounts such that they remain commensurate with the insurance coverage levels generally maintained by entities manufacturing or marketing products for human use in the pharmaceutical industry. It is understood that such insurance shall not be construed to limit a party's liability with respect to such indemnification obligations.

     (c) From and after the first Regulatory Approval for a Licensed Product to be manufactured by or on behalf of ZGI hereunder and/or otherwise to be marketed, distributed or sold by it or its Affiliates or Sublicensees, and until three years after the end Product Term with respect thereto, ZGI shall obtain and keep in force, in form and with insurers reasonably acceptable to Serono, insurance covering its indemnification obligations hereunder in amounts of not less than [ * ] provided, however, that Serono shall, by notice to ZGI from time to time during such Product Term, but not more often than bi-annually, have the right reasonably to increase the foregoing coverage amounts such that they remain commensurate with the insurance coverage levels generally maintained by entities manufacturing or marketing products for human use in the pharmaceutical industry. It is understood that such insurance shall not be construed to limit a party's liability with respect to such indemnification obligations.

     (d) Each party shall provide to the other party upon request a certificate evidencing the insurance such party is required to obtain and keep in force under this Article. Such certificate shall provide that such insurance shall not expire or be cancelled or modified without at least thirty (30) days' prior notice to the other party.

                                ARTICLE SIXTEEN
                               Change of Control

     16.1 Loss of Co-Promotion Right for a Licensed Product.  Serono shall
          -------------------------------------------------
have the right to terminate ZGI's right to co-promote a Licensed Product pursuant to Article Five if:

     (a) There has been [ * ] of [ * ] (as defined below) and not [ * ] of [ * ] (as defined below);

     (b) The Acquiring Company (as defined below) of ZGI [ * ] for a product for which the [ * ] are substantially similar to those set forth in a [ * ] under this Agreement for the [ * ] and

     (c) Serono elects to terminate such co-promotion right within [ * ] after the later of (i) the effective date of [ * ] and (ii) the last to be filed of such [ * ] for the [ * ] and such [ * ] for the [ * ]. Such election of Serono pursuant to this Section 16.1 shall be deemed to be [ * ] made by [ * ].

     For purposes hereof, "Change of Control of ZGI" means that ZGI has been
                           ------------------------
acquired by a [ * ] (the "Acquiring Company") that has immediately after the
                          -----------------
acquisition together with its Affiliates and ZGI [ * ] Affiliates on a worldwide basis; [ * ] in North America [ * ] most recently ended; or [ * ].

     For purposes hereof, [ * ] means any acquisition, reorganization, merger or consolidation of Serono or its direct or indirect parent corporation with or into another corporation (a "Control
                             -------

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Event"), other than a Control Event in which [ * ] or its successors, either
-----
directly or indirectly, (A) will have [ * ] of the ownership of voting capital stock of the acquiring or surviving corporation in such Control Event immediately after the Control Event, (B) will be [ * ] stock of such acquiring or surviving corporation immediately after the Control Event, [ * ] (C) will be able to [ * ] of such acquiring or surviving corporation immediately after the Control Event.

     16.2 Decisions Regarding Commercialization Budget.  In the event there is a
          --------------------------------------------
Change of Control of [ * ] and so long as there has not been a Change of Control of [ * ] shall be entitled to break any deadlocks [ * ] regarding [ * ].

                               ARTICLE SEVENTEEN
                              Term and Termination

     17.1 Term.  This Agreement shall become effective as of the Effective
          ----
Date and shall continue in full force and effect until the later of (i) the expiration of the Development Project Term or (ii) the expiration of the last Product Term for any Licensed Product hereunder (such period hereinafter the "Term"). Upon expiration of the Product Term of a Licensed Product in Commercial Use in a country, all rights licensed hereunder as to such Licensed Product and country shall become irrevocable and fully-paid upon payment of any amounts due that have accrued hereunder prior to expiration, and thereafter Serono shall have exclusive rights to all Licensed Product Trademarks and Regulatory Approvals and, except in such countries where restricted by applicable law, shall have an exclusive license, with the right to sublicense, to ZGI IP, Ig Fusion Technology and ZGI's interest in Joint Project Technology to make, have made, use, sell, offer to sell, and import such Licensed Product in such country.

     17.2 Termination for Material Breach.  Serono and ZGI shall have the right
          -------------------------------
to terminate this Agreement, including the licenses granted herein, in the event that any material term or condition of this Agreement is breached by the other party, and such breach is not remedied within a period of [ * ] days after the other party's receipt of written notice of such breach; provided, however, that if the party claimed to be in breach disputes in good faith that the claimed breach exists, such [ * ]-day period will not start to run until such dispute has been resolved, provided that:

     (a) the party claimed to be in breach shall, within [ * ] days after the notice to it of breach under this Section, remedy any breach to the extent its existence is not the subject of such good faith dispute; and

     (b) either of the parties has, within [ * ] days after the notice of breach under this Section, initiated the escalation procedures of Article Eighteen in order to resolve such good faith dispute.

If such material breach is corrected within the [ * ]-day period, this Agreement and the rights granted hereunder shall continue in full force and effect.

     17.3 Termination Upon Serono's Bankruptcy.  This Agreement will
          ------------------------------------
automatically terminate if Serono becomes insolvent, makes an assignment for the benefit of its creditors,


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has such a petition filed against it and any such event shall have continued for [ * ] days undismissed or undischarged.

     17.4 No Termination Upon ZGI's Bankruptcy.  All rights and licenses
          ------------------------------------
granted under or pursuant to this Agreement by ZGI to Serono are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that Serono, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ZGI under the Bankruptcy Code that is not dismissed within sixty (60) days after it is filed, Serono shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to Serono (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by Serono, unless ZGI elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of ZGI, upon written request therefor by Serono. Following the commencement of such a bankruptcy proceeding and so long as such proceeding continues, ZGI will not, without Serono's prior written consent, sell, transfer, assign or otherwise dispose of, or purport to sell, transfer, assign or otherwise dispose of, any right, title or interest in, to or under the ZGI IP or the Joint Project Technology that has been licensed to Serono under this Agreement.

     17.5 Termination of License With Respect to Contested Patent Rights.
          --------------------------------------------------------------
Either ZGI [ * ] under this Agreement, or Serono [ * ] under this Agreement, may at its option terminate [ * ] to the other party under this Agreement to the extent covering [ * ] as to which the other party hereto commences any action or asserts any formal position in any forum (including a court, a patent office, or an arbital tribunal, and whether in the form of petitions for declaratory relief, claims, counterclaims, defenses, interferences, petitions for re-examination, oppositions, or otherwise) [ * ].

     17.6 Accrued Rights and Surviving Provisions.    Expiration or termination
          ---------------------------------------
of this Agreement shall not affect the parties' rights and obligations that have accrued as of the expiration or termination date, including the parties' obligations to bear Development Costs or North American Commercialization Costs incurred prior to the effectiveness of the expiration or termination and their obligations with respect to royalties or Milestone Fees hereunder that have accrued prior to the effectiveness of the expiration or termination. Upon any termination of this Agreement, Serono shall have the right to sell its inventory of Licensed Products for a period of six (6) months from the date of termination, provided Serono complies with the provisions of Articles Eight, Nine and Twelve hereof. The parties' rights and obligations under Sections 4.6 and 5.5 and those provisions of Articles Nine, Twelve, Thirteen, Fifteen, and Seventeen through Nineteen that by their context are intended to survive, shall so survive. Any right to terminate this Agreement shall be in addition to and not in lieu of all other rights or remedies that the party

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

giving notice of termination may have at law, in equity or otherwise, including rights under the United States Bankruptcy Code.

                                ARTICLE EIGHTEEN
                               Dispute Resolution

     18.1 Cooperative Decision Making; Senior Executives. The parties intend
          ----------------------------------------------
that, to the maximum extent practicable, they shall reach decisions hereunder cooperatively through the deliberations of the Steering Committee and by consent of its members as described in subsection 1.74(a). In situations in which that does not occur, [ * ] may as described in subsection 1.74(b) institute the procedure described in this Article. In such circumstances, a summary of the proposed Steering Committee Action and the unresolved dispute will be provided in writing to [ * ]. If either party has not then [ * ], such summary shall be provided to [ * ] with a request that one or more [ * ]. [ * ] and forward the summary to them. The [ * ] the proposed Steering Committee Action, and [ * ] if one or more of them believes a meeting or meetings to be useful. If the [ * ] do not resolve the matter by either approving in writing the proposed [ * ] (whether or not in a revised form) or agreeing in writing to reject it, within [
* ] following the receipt by them (or by the [ * ] for either or both of them, as described above) of the summary of the proposed action and the unresolved dispute (or such lesser or longer period as they may agree is a useful period for their discussions), then any one or more of the [ * ] may institute a formal review of such matter by the [ * ] pursuant to [ * ].

     18.2 Review by CEOs.  Any dispute or difference between the parties arising
          --------------
out of or in connection with this Agreement, including a disagreement over a proposed Steering Committee Action, that cannot be resolved pursuant to Section
18.1 shall be referred for review by the [ * ]. In the event of a dispute or difference over proposed Steering Committee Action, a summary or summaries of the proposed Steering Committee Action and the unresolved dispute will be provided in writing by the [ * ] to the parties' [ * ] . Such [ * ] shall discuss the proposed dispute or difference, and shall meet with respect thereto if either of them believes a meeting or meetings to be useful. If the [ * ] do not resolve the dispute or difference within [ * ] (or such lesser or longer period as they may agree is a useful period for their discussions), and in the case of a dispute or difference involving Steering Committee Action, such resolution to be in accordance with the terms and conditions stated in [ * ] then (except as provided in [ * ] may submit the dispute or difference to be resolved by [ * ] pursuant to [ * ].

     18.3 Arbitration.  Should the parties fail to reach agreement with respect
          -----------
to a dispute or difference (other than as to a dispute relating to patent validity or as to a matter left to the discretion of a party hereunder), between the parties arising out of or in connection with this Agreement, including without limitation a disagreement over a proposed Steering Committee Action, then the dispute or difference will be determined [ * ] in accordance with [ * ] by a [ * ] of [ * ] and [ * ] one of which will be [ * ], and the [ * ] of which shall have had both training and experience as a [ * ]. If the parties to this Agreement cannot agree [ * ] then [ * ] will be [ * ] by [ * ] in accordance with the criteria set forth in the preceding sentence. The [ * ] may decide any [ * ] as to whether, or as to the extent to which, any [ * ] and other [ * ] provisions in this Agreement. Any [ * ] by the [ * ] must be consistent with the provisions of this Section 18.3 and

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

the [ * ] must [ * ] award in a writing, which writing must include [ * ] of the [ * ] for such [ * ]. Any [ * ] pursuant to this section will be governed by [ * ] applicable to [ * ] made and to be [ * ] without regard to [ * ] and by the [
* ] and [ * ] upon the [ * ] rendered by the [ * ] may be entered by [ * ] having [ * ] thereof. The [ * ] of the [ * ] applicable to the [ * ] will apply to the [ * ] of an [ * ] under this section, except that no [ * ] will be available based upon [ * ] during any [ * ] or [ * ] required pursuant to this
Article 18. All [ * ] of the [ * ] and all other costs and expenses of the [ * ] will be [ * ] by the parties to this Agreement unless such parties [ * ] or unless [ * ] assesses such [ * ] against [ * ] or [ * ] other than [ * ]. Pending the [ * ] of the [ * ] the parties shall [ * ] obligations under this Agreement. Notwithstanding the foregoing, [ * ] on good cause shown [ * ] and/or a [ * ] from a [ * ] to be effective pending [ * ] of the [ * ] or the [ * ] of the [ * ].

     18.4 Matters to Proceed to Court.  Notwithstanding the foregoing, any [ * ]
          ----------------------------
relating to the [ * ] of a party's [ * ] or other issues relating solely to a party's [ * ] and any [ * ] of this Agreement, including [ * ] made hereunder shall be submitted [ * ] to the [ * ] and the parties hereby [ * ] to the [ * ] of such [ * ].

                                ARTICLE NINETEEN
                                    General

     19.1 Entire Agreement.  This Agreement, together with all of the Exhibits
          ----------------
hereto, constitutes the entire agreement between the parties and supersedes all prior and contemporaneous oral and written agreements, understandings or arrangements relating to the subject matter hereof. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both parties and their counsel, and shall be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such term's having been drafted by any party or its counsel.

     19.2 Controlling Law.  This Agreement shall be governed by and construed
          ---------------
in accordance with the laws of the State of New York, without giving effect to the doctrine of conflict of laws, except that the issues of patentability, validity, enforceability and scope of any Patent Rights shall be determined according to the patent laws of the Patent Country of such Patent Rights.

     19.3 Notices.  All notices, reports and other communications by ZGI or
          -------
Serono to the other shall: (a) be in writing; (b) refer specifically to this Agreement; and (c) be sent by electronic or facsimile transmission for which a confirmation of delivery is obtained or by express courier services providing evidence of delivery, in each case to the respective address specified below (or to such updated address as may be specified in writing to the other party from time to time).

     If to Serono:

          Ares Trading S.A.
          Chateau de Vaumarcus
          2028 Vaumarcus

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          Switzerland
          Attn: General Manager
          FAX:  41-32-836-3899

     with a copy to:

          Serono S.A.
          c/o Serono International S.A.
          15 bis, Chemin des Mines
          Case Postale 54
          CH-1211 Geneve 20
          Switzerland
          Attn: General Counsel
          FAX:  41-22-739-3070

     If to ZGI:

          ZymoGenetics, Inc.
          1201 Eastlake Avenue East
          Seattle, WA 98102
          U.S.A.
          Attn: Senior Director, Intellectual Property
          FAX:  (206) 442-6697

     Such notice, report or other communication will be deemed effective as of the date so delivered either by courier service or by electronic or facsimile transmission.

     19.4 Force Majeure.   If either party hereto is prevented from carrying
          -------------
out its obligations under this Agreement by events beyond its reasonable control, including acts or omissions of the other party, acts of God or government, natural disasters or storms, fire, political strife, labor disputes, failure or delay of transportation, default by suppliers or unavailability of raw materials, then such party's performance of its obligations hereunder shall be excused during the period of such events and for a reasonable period of recovery thereafter, and the time for performance of such obligations shall be automatically extended for a period of time equal to the duration of such events; provided, however, that the party claiming force majeure shall promptly notify the other party of the existence of such force majeure, shall use commercially reasonable efforts to avoid or remedy such force majeure and shall continue performance hereunder with the utmost dispatch whenever such force majeure is avoided or remedied.

     19.5 Subcontracting.  Neither party may delegate or subcontract any of
          --------------
its obligations hereunder except to a Contractor in accordance with Section
1.15.

     19.6 Assignability.   Except an assignment that does not relieve the
          -------------
assigning party of any of its responsibilities or obligations hereunder and in which the acquiring party agrees to be bound by all obligations of the transferring party under this Agreement, and that is made in connection with the transfer of all or substantially all of the assets of a party and its Affiliates

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

related to their respective pharmaceutical businesses to a single buyer or pursuant to a merger or other corporate reorganization, neither this Agreement nor any right herein granted may be assigned by either party to any Affiliate or Third Party, without the prior, express written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the forgoing, Serono may assign its rights and interests under this Agreement to an entity that was an Affiliate of Serono as of the Effective Date and that is also an Affiliate of Serono as of the date of such assignment; provided that such assignment [ * ] (except in the case of an assignment to [ * ] as contemplated by [ * ] of any of its responsibilities or obligations hereunder and (including in the case of an assignment to [ * ] as contemplated by [ * ] the assignee agrees to be bound by all obligations of [ * ] hereunder, including, without limitation, the obligations set forth in [ * ]. Any purported assignment prohibited hereunder and made without [ * ] shall be void and shall constitute a material breach of this Agreement. A sale or transfer of the ownership or control of [ * ] to whom it has assigned its rights or interest under this Agreement as provided herein other than in connection with the transfer of all or substantially all of the assets of [ * ] related to their respective [ * ] shall be deemed to be a prohibited assignment by [ * ]. If, as a result of any assignment of any rights or interest in this Agreement by [ * ] any payment by or on behalf of [ * ] is subject to an increased level of withholding than would have been the case otherwise under this Agreement and [ * ] cannot use any [ * ] to offset against its obligation to pay [ * ] in the year in which the withholding is effected, [ * ] an amount such that after [ * ] of any amount [ * ] receives the same amount that it would have received but for the assignment; provided that if [ * ] in a [ * ] shall reimburse [ * ] for the amount paid to [
* ] as a result of the [ * ] giving rise [ * ].

     19.7 Amendments and Waivers.   No terms or provisions of this Agreement
          ----------------------
shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, whether oral or written, except that the parties may amend this Agreement by written instruments specifically referring to, and executed in the same manner as, this Agreement. No waiver of any right or remedy hereunder shall be effective unless in a writing signed by the party to be bound, nor shall any wavier in one instance constitute a waiver of the same or any other right or remedy in any other instance.

     19.8 Severability.   If any provision hereof should be held invalid,
          ------------
illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law: (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as is possible; and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, ZGI and Serono hereby waive their right to enforce any provision of law that would render any provision hereof prohibited or unenforceable in any respect. If the terms and conditions of this Agreement are materially altered as a result of this Section 19.8, the parties shall attempt to renegotiate the terms and conditions of this Agreement, in good faith, to resolve any inequities.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     19.9   Counterparts.   This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, and all of such counterparts taken together shall constitute one and the same instrument.

     19.10  Relationship.  This Agreement shall not create any employer-employee
            ------------
relationship between ZGI and Serono, nor shall it be deemed to establish a joint venture or partnership between ZGI and Serono. Neither party shall at any time enter into or incur, or hold itself out to third parties as having the authority to enter into or incur, on behalf of the other party, any commitment, expense or liability whatsoever. Nothing contained in this Agreement shall be construed, by implication or otherwise, as an obligation incurred by either party to enter into any further agreement with the other party.

     19.11  Use of Names, Trade Names and Trademarks.    Except as provided
            ----------------------------------------
herein, nothing contained in this Agreement shall be construed as conferring any right on either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party hereto or of any of its licensors under any Third Party Agreement, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of such other party has been obtained.

     19.12  Headings.    The article and section headings contained herein are
            --------
for reference only and shall not be considered a part of this Agreement, nor shall they in any way affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the Effective Date.

                              Ares Trading S.A.



                              By:  /s/ Ernesto Bertarelli
                                   ----------------------------
                                   Ernesto Bertarelli
                              Its: Authorized Representative



                              ZymoGenetics, Inc.



                              By:  /s/ Bruce L.A. Carter
                                   ---------------------
                                   Bruce L.A. Carter, Ph.D.
                              Its: President and Chief Executive Officer

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                  EXHIBIT 1.20
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                        DEVELOPMENT COSTS AND PRINCIPLES

1    Definitions.

     Words and phrases used in this Exhibit shall have the meanings defined elsewhere in the Agreement. In addition, the following words and phrases shall have the following stated or referenced meanings in this Exhibit:

     [ * ] - [3 PAGES OMITTED]


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 1.34
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                        EXISTING THIRD PARTY AGREEMENTS

                                     [ * ]

     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 1.36
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                             IG FUSION TECHNOLOGY



     [ * ] - [4 PAGES OMITTED]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 1.46
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

             NORTH AMERICAN COMMERCIALIZATION COSTS AND PRINCIPLES

     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 1.70
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                         SERONO BACKGROUND TECHNOLOGY



     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 1.85
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                           ZGI BACKGROUND TECHNOLOGY

                                     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                 EXHIBIT 13.5
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                          INITIAL JOINT PRESS RELEASE


Contact:
Charles Hart                                    Name
Sr. Director, Corporate Communication &         Title
Investor Relations                              Serono S.A.
ZymoGenetics, Inc.                              Phone
(206) 442-6600                                  www.serono.ch
www.zymogenetics.com                            -------------
--------------------

Sharon Karlsberg
Director
Feinstein Kean Healthcare
(617) 577-8110
www.fkhealth.com
----------------

DRAFT - NOT FOR PUBLIC RELEASE

                ZymoGenetics and Serono Establish Collaboration
             for Co-Development of Products for Autoimmune Disease

Seattle, WA and Geneva, Switzerland, [Month XX], 2001 -

ZymoGenetics and Serono S.A. (SWX Swiss Exchange: SEO and NYSE: SRA) announced that they have entered into an exclusive co-development and commercialization agreement focused on two preclinical product candidates derived from ZymoGenetics' discovery research. Using a genomics-driven approach, ZymoGenetics' scientists identified the two molecules, termed TACI and BCMA, as key regulators of the human immune system. These two proteins are cell-surface receptors found on B-lymphocytes, cells involved in the production of antibodies.

The companies intend to focus their activities on the development of one or more products based on these receptors for the treatment of autoimmune diseases where there is an over production of autoantibodies (antibodies that attack ones own cells). Serono has extensive experience in the research and treatment of autoimmune diseases such as multiple sclerosis and rheumatoid arthritis, where there remains significant unmet medical needs.

"This exciting collaboration with Serono underscores the power of ZymoGenetics' product discovery engine," stated Bruce L.A. Carter, Ph.D., President and Chief Executive Officer of ZymoGenetics. "In addition to working with a world leader in the development of protein

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request for confidential treatment filed separately with the Commission.

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therapeutics we will also benefit from Serono's long-standing expertise as we build our own clinical development and manufacturing capabilities here at ZymoGenetics."

"This collaboration exemplifies Serono's approach to access novel genomics-based technologies through strategic partnerships and emphasizes our commitment to the treatment of autoimmune and serious inflammatory diseases," commented Silvano Fumero, Head of Research and Pharmaceutical Development at Serono. "ZymoGenetics' expertise in functional genomics combined with our own experience in product development and commercialization will help take these preclinical product candidates through development."

Under the terms of the agreement, ZymoGenetics could receive license fees and milestone payments of up to $52.5 million linked to the development and approval of products, and will receive undisclosed royalties on product sales. The two companies will share research and development expenses worldwide, excluding Japan where Serono will cover all expenses. ZymoGenetics retains an option to co-promote products with Serono in North America. If ZymoGenetics exercises this option the two companies will share commercialization expenses and profits equally. Serono will have exclusive rights to market products in the remainder of the world. Serono will manufacture all products for both clinical trials and commercial sale.

"A key component of this agreement is ZymoGenetics' participation in the sales and marketing of products resulting from the collaboration," Dr. Carter added. "We see this as critical to the long-term development of our business. Our ultimate goal is to be a fully integrated company that spans from initial drug discovery to the sale of biopharmaceutical products. By partnering with Serono, we believe that we have enhanced our efforts toward this goal."

For further information please contact:

  Serono International S.A., Geneva, Switzerland:
  Media Relations:           Investor Relations:          Noonan/Russo
                                                          Communications:
  Tel:  +41-22-739 36 00     Tel:  +41-22-739 3601        Tel:  +44-20 7726 4452
  Fax:  +41-22-739 30 85     Fax:  +41-22-739 3022        Fax:  +44-20 7726 4453
  www.serono.com             Reuters: SEOZ.VX             www.noonanrusso.com
  --------------             Bloomberg: SEO VX            -------------------
                              EQUITY / SRA US


  Serono, Inc., Norwell, MA
  Media Relations:
  Tel.   +1 781 681 2340
  Fax:  +1 781 982 1369
  www.seronousa.com
  -----------------


About ZymoGenetics

ZymoGenetics is an independent biopharmaceutical company focused on the discovery and development of protein therapeutics for the prevention or treatment of significant human

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request for confidential treatment filed separately with the Commission.

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

diseases. Using its proven product discovery engine, comprising genomics, bioinformatics, protein chemistry and preclinical biology, ZymoGenetics has generated a broad pipeline of proprietary product candidates. ZymoGenetics will commercialize these products through internal development, collaborations with biopharmaceutical partners, and out-licensing of its extensive patent portfolio. For further information, visit www.zymogenetics.com.
                               --------------------

About Serono

Serono is a global biotechnology leader. The Company has six recombinant products on the market, Gonal-F(R), Luveris(R), Ovidrel(R), Rebif(R), Serostim(R) and Saizen(R), (Rebif(R) and Luveris(R) are not approved in the USA). In addition to being the world leader in reproductive health, Serono has strong market positions in neurology, metabolism and growth. The Company's research programs are focused on growing these businesses and on establishing new therapeutic areas. Currently, there are thirteen molecules in development.

In 2000, Serono achieved worldwide revenues of US$1.240 billion, and a net income of US$301 million, making it the third largest biotech company in the world based on revenues. The Company operates in 45 countries, and its products are sold in over 100 countries. Bearer shares of Serono S.A., the holding company, are traded on the SWX Swiss Exchange (SEO) and its American Depositary Shares are traded on the New York Stock Exchange (SRA).

Some of the statements in this press release are forward looking. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Serono S.A. and affiliates to be materially different from those expected or anticipated in the forward-looking statements. Forward-looking statements are based on Serono's current expectations and assumptions, which may be affected by a number of factors, including those discussed in this press release and more fully described in Serono's Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 23, 2001. These factors include any failure or delay in Serono's ability to develop new products, any failure to receive anticipated regulatory approvals, any problems in commercializing current products as a result of competition or other factors, our ability to obtain reimbursement coverage for our products, and government regulations limiting our ability to sell our products. Serono has no responsibility to update the forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release.

                                      ###

BACKGROUND INFORMATION

Autoimmune Disease Progression
------------------------------
One of the key components of the autoimmune disease process is the development of antibodies to an individual's own healthy tissues. When normal immune function goes awry due to altered development, inherited disorders or environmental factors, the body's B cells (B lymphocytes) produce "autoantibodies." These autoantibodies then attack the individual, leading to destruction of specific tissues. Depending upon the type of autoimmune disorder, targeted tissues may be the kidney, as in systemic lupus erythematosus
(SLE); the muscle system, as in myasthenia gravis and multiple sclerosis; or portions of the joint, as in rheumatoid arthritis. Currently available treatments for these conditions are often limited due to toxic side effects, including their overall suppressive effects on the human immune system. New therapies that act specifically on destructive B cell pathways provide a novel opportunity to improve patient outcomes.

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request for confidential treatment filed separately with the Commission.

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TACI and BCMA Product Candidates
--------------------------------
The two product candidates, TACI and BCMA, are receptors found on B cells, that when stimulated, induce the production of antibodies. In the case of autoimmune disease these are autoantibodies (antibodies that attack one's own cells). Using their bioinformatics gene discovery platform, scientists at ZymoGenetics initially identified a growth factor called BlyS (also known as BAFF, TALL-1, THANK and zTNF4) that is a key mediator in regulating the human immune system. This factor was found to bind to B cells, stimulating the replication and survival of these cells, and inducing their production of antibodies. Using their expertise in pairing growth factors with their corresponding receptors, the ZymoGenetics scientists subsequently identified two receptors, TACI and BCMA, that are found on the surface of B cells and that bind BLyS. These receptors also bind a second growth factor called APRIL. The importance of this pathway for regulating B cell function is demonstrated in a recent publication from ZymoGenetics (Immunity, 15;289-302,2001) where the gene for BLyS was eliminated in mice, thereby preventing the production of BLyS protein. These mice had virtually no mature B cells present and had reduced serum antibody response to immunization. ZymoGenetics scientists further showed that mice genetically engineered to over express the gene for BlyS develop symptoms of the autoimmune disease systemic lupus erythematosus (SLE), including the generation of autoantibodies (Nature 404;995-999, 2000). Reports from ZymoGenetics and others have also demonstrated an association between elevated levels of circulating BLyS and autoimmune disease, including SLE in mice and humans and rheumatoid arthritis in humans.

By using the receptor portions of TACI and BCMA responsible for binding the growth factors, ZymoGenetics researchers have produced antagonist proteins that can "mop up" increased BLyS and APRIL growth factor present in the blood. Such a soluble TACI- or BCMA- molecule thus prevents binding of the growth factors to the B cells, regulating the development of mature B cells and antibody production. In published studies (Immunity, 2001), scientists at ZymoGenetics demonstrated that in TACI transgenic mice, mice that have been genetically engineered to over express a soluble form of the TACI receptor, there are fewer mature B cells and reduced levels of circulating antibody. Similar results were observed in normal mice treated with soluble TACI receptor.

Through the ability of soluble receptors to bind to and eliminate the BLyS and APRIL growth factors and consequently avert production of destructive autoantibodies, it may be possible to limit the extent of tissue damage observed in patients with autoimmune disease. In animal models of SLE, for example, scientists at ZymoGenetics demonstrated that a soluble form of TACI-receptor was effective in limiting progression of the disease (Nature, 2000). Similarly, in a mouse model of collagen-induced arthritis, ZymoGenetics scientists demonstrated that treatment with soluble TACI-receptor was able to inhibit the development of collagen-specific antibodies and the incidence of disease (Immunity, 2001).

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                      -4-
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                                EXHIBIT 14.2(j)
to the Collaborative Development and Marketing Agreement, dated August 30, 2001, by and between ZGI and Serono (the "Agreement")

                 MATERIALS TO BE TRANSFERRED BY ZGI TO SERONO

     [ * ]

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                      -1-